SYNCOR INTERNATIONAL CORPORATION AND SUBSIDIARIES
      Schedule II. Valuation and Qualifying Accounts


(In thousands)

______________________________________________________________

                   Balance     Costs                 Balance
                      at        and                  at End
                   Beginning   Expenses  Deductions    of
Description        of Period     (A)         (B)      Period
______________________________________________________________


Year Ended
December 31, 2000
Allowance for
doubtful accounts   $4,648      $7,232      $2,852     $9,028

Year Ended
December 31, 1999
Allowance for
doubtful accounts   $3,774      $2,362      $1,488     $4,648

Year Ended
December 31, 1998
Allowance for
doubtful accounts   $1,040      $2,119      $ (615)    $3,774

(A) Amount due to acquisition of medical imaging businesses and related accounts receivable.
(B) Uncollectible accounts written-off, net recoveries and change in reserve.


                        Exhibit 10.16

                        OFFICE LEASE

     THIS LEASE by and between Nomura-Warner Center
Associates, L.P. ("Landlord") and Syncor International
Corporation, a Delaware corporation ("Tenant") is dated
October 19, 2000 for reference purposes only.

                       DEMISING CLAUSE

                         WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, Suites 500 and 600 ("Premises") outlined on the location plan attached hereto and marked Exhibit "A", said Premises being situated on the FIFTH AND SIXTH floors of that certain office building located at:
21300 Victory Boulevard, Woodland Hills, California ("Building"), together with a nonexclusive license to use in common with other tenants in the Building and subject to the Rules and Regulations ("Rules and Regulations" mean the rules and regulations from time to time reasonably established by Landlord for the Building pursuant to Article
30) the following areas, facilities, and equipment ("Common Areas") appurtenant to the Premises.

     "Common Areas" mean those interior and exterior portions of the Building and such other areas, facilities and equipment from time to time serving the Building, in each case which are designated by Landlord for the use and benefit, in common with other entitled, of tenants and occupants of the Building and/or their respective employees, customers and invitees and/or members of the public, and include, without limitation, any entrances and exits, lobbies, elevators, stairways, corridors and passageways, public washrooms, parking facilities, loading and unloading areas, plazas, sidewalks and landscaped areas, walkways, mechanical, electrical and telephone rooms, utility and service facilities, electrical, mechanical, sprinkler, fire detection and fire prevention and security equipment and facilities, duct shafts, operating maintenance and storage areas and service areas, equipment and facilities, all as from time to time existing.

     Tenant acknowledges that the rent payable to Landlord under this Lease includes sums attributable to the Tenant's use of the Common Areas. The parties agree the leasing is upon and subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenants as a material part of the consideration for this Lease to keep and perform each and all the terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

                          1.  TERM

     1.1 The Term of this Lease ("Term") shall be for approximately SIX (6) YEARS AND TWO (2) MONTHS, subject to adjustment as provided herein. The Anticipated Commencement Date shall be JANUARY 1, 2002. The Termination Date shall be February 28, 2007 unless the Term is terminated sooner as hereinafter provided. The Term of this Lease shall commence on the "Commencement Date". "Commencement Date" means the first Monday of the week following the date upon which the Tenant Improvements are Substantially Completed and Landlord has secured final building inspection permits for the Premises or the date upon which Tenant Improvements would have been substantially completed and Landlord would have secured final building inspection permits for the Premises had "Tenant Delay" as defined in ARTICLE 57 hereto not taken place.

     1.2 If Landlord constructs Tenant Improvements and cannot deliver the Premises on the anticipated Commencement Date, this Lease shall not be void or voidable, except in the event Landlord cannot deliver fully constructed Premises within four (4) months of the latter of the approval of the working drawings or approval of the bid for the Tenant Improvements nor shall Landlord be liable to Tenant for any loss or damage resulting from non delivery, but in that event rental shall be waived for the period between the anticipated Commencement Date and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall extend the Term of this Lease.

     Notwithstanding anything to the contrary in the Lease, Landlord shall deliver the Premises to Tenant, in the conditions described in Article 12, not later than May 30, 2001 (the "Delivery Date"). If Landlord does not deliver the Premises by the Delivery Date, Tenant may, at its option, by notice to Landlord within thirty days after the Delivery Date, terminate this Lease. If Tenant gives such notice and the Premises is not delivered within thirty (30) days thereafter, this Lease shall terminate in which event the parties shall be discharged from all further obligations hereunder and Landlord shall return all monies paid and documents delivered by Tenant to Landlord within five (5) days after the termination and the Lease shall be of no further force and effect.

     1.3 Tenant may elect to retain the general contractor for the construction of the Tenant Improvements as stated in
Article 57. If Tenant makes this election to retain the general contractor, then, notwithstanding anything to the contrary, the Commencement Date for the term of this Lease shall not be later than twelve (12) weeks after full execution of this Lease, subject to any delays caused by Landlord, not cured after written notice from Tenant.

         2.  NOTICE OF LEASE TERM COMMENCEMENT DATE

     2. The Commencement Date shall be established by Landlord in accordance with the provisions of Article 1 of this Lease and shall be specified in a Notice of Lease Term Commencement Date ("NLT") to be served upon Tenant after Landlord delivers or tenders possession of the Premises to Tenant. Tenant shall execute such NLT acknowledging the Commencement Date and the condition of the Premises on such Commencement Date and return such NLT to Landlord within ten
(10) business days whereupon such NLT shall be attached to this Lease and become a part hereof. In the event Tenant fails to execute and return such NLT within said ten (10) day period, or fails to serve notice in writing upon Landlord of Tenant's objection on the Commencement Date and condition of the Premises as specified in such NLT within said ten (10) day period, the Commencement Date and condition of the Premises and other terms specified in the NLT shall be conclusive between Landlord and Tenant.

                       3.  BASIC RENT

     3.1 Commencing upon the Commencement Date, and thereafter during each year of the Term, Tenant shall pay to Landlord "Basic Rent" in the amount of NINE HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED NINETY DOLLARS AND FORTY CENTS $947,390.40), one-twelfth (1/12th) of which is equal to the "Basic Monthly Rent" in the amount of SEVENTY EIGHT THOUSAND NINE HUNDRED FORTY NINE DOLLARS AND TWENTY CENTS $78,949.20), subject in each case to certain adjustments as herein provided in the Rent Schedule below and to the Rentable Square Feet of the Premises. Except for the first installment of Basic Monthly Rent, which is due on or before the execution of this Lease, Basic Rent shall be payable in monthly installments in advance on the first day of each calendar month during the Term, provided that if the Commencement Date is other than on the first day of a calendar month, the installment of Basic Rent payable on the Commencement Date for the fractional part of a calendar month at the beginning of the Term shall be calculated at a rate per day of one-thirtieth (1/30) of the initial Basic Monthly Rent.

                        RENT SCHEDULE
  LEASE MO.     MONTHLY RENT   MONTHLY RENT   ANNUAL RENT
                  PER RSF

    1 - 24         $2.20        $78,949.20    $947,390.40

   25 - 48         $2.25        $80,743.50    $968,922.00

49 - 2/28/2007     $2.35        $84,332.10   $1,011,985.20

     3.2 Tenant shall pay to Landlord, in addition to Basic Rent, all other amounts which shall become due and payable hereunder by Tenant to Landlord (including, without limitation, the payments by Tenant of Tax Rent and Expense Rent pursuant to Articles 4 and 5 hereof) and any and all of such other amounts so payable ("Additional Rent") shall be deemed to be rent, receivable as such, and when in default all remedies of Landlord on nonpayment of rent shall be applicable thereto. The obligation of Tenant to pay any of the aforementioned amounts owing, accrued or unpaid at the end of the Term shall survive the expiration or earlier termination of this Lease.

     3.3 Said rentals shall be paid to Landlord, without deduction or offset (except as specifically provided herein), in lawful money of the United States of America, which shall be legal tender at the time of payment, at the office of Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.

                        4.  TAX RENT

     4.1 For the purposes of this Article 4 and this Lease, the following words and phrases shall have the meaning indicated:

     (a) "Property Taxes" mean all costs and expenses incurred by Landlord for real and personal property taxes, leasehold taxes in lieu thereof, and any assessments upon the Building and the Common Areas and all or any improvements therein, together with the land upon which they are located and taxes or assessments levied in lieu thereof, or in addition thereto, imposed by a governmental authority or agency; and any taxes resulting from a reassessment resulting from the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid, either in whole or in part; and any non-progressive tax on or measured with respect to or by gross rentals received from the rental of space in the Building; and including any reasonable and customary actual out-of pocket expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Building, the Common Areas and/or the land thereunder; but excluding any net income, franchise, capital stock, estate or inheritance taxes.
     (b)  "Tax Base" means Property Taxes for the
          calendar year 2001.
     (c)  "Tenant Tax Share" means 14.19%.
     (d)  "Comparison Year" means each successive
          calendar year of the Term after the
          calendar year 2001.

     4.2 Tenant shall pay to Landlord during each Comparison Year of the Term, in the manner and at the times herein provided, the Tenant Tax Share of the amount, if any, by which the aggregate annual Property Taxes exceed the Tax Base ("Tax Rent"). Should the Termination Date be other than the last day of a Comparison Year, Tax Rent for such year shall be prorated.

     4.3 Prior to the beginning of each Comparison Year within the Term, or as soon thereafter as practical, Landlord shall notify Tenant in writing of Landlord's reasonable and good faith estimate of the aggregate amount of Property Taxes for such Comparison Year together with the amount, if any, of Tax Rent calculated using such estimate. Tenant shall pay to Landlord such estimated Tax Rent during such Comparison Year in equal monthly installments in advance on the first day of each month. In the event that Landlord's notification is received by Tenant after the commencement of such Comparison Year, the first monthly payment of Tax Rent shall also include any Tax Rent payable for the period from the commencement of such Comparison Year until such first monthly payment. As soon as practical after the end of each Comparison Year of the Term, Landlord shall notify Tenant of its determination of the aggregate Property Taxes incurred for such just prior Comparison Year. If on the basis of such determination for, and respecting, such just prior Comparison Year (i) Tenant has underpaid its Tax Rent, Tenant shall, within thirty (30) days, pay to Landlord the full amount of such deficiency, or (ii) Tenant has overpaid its Tax Rent, Landlord shall credit the full amount of such overpayment towards the next Rent due from Tenant.

     4.4 Notwithstanding anything otherwise contained in this Lease, the calculation and payment of either and both of Basic Rent and Expense Rent under Articles 3 and 5 hereof are separate and distinct from, and shall not in any way be affected by, the calculation and payment of Tax Rent under
Article 4.

     In the event the current ownership sells or otherwise transfers the Building during the initial Term of the Lease, Tenant shall be liable for its proportionate share of fifty percent (50%) of any resulting "Proposition 13" tax increases.

                      5.  EXPENSE RENT

     5.1 For the purposes of this Article 5 and this Lease, the following words and phrases shall have the meaning indicated:

     (a) "Operating Expenses" mean all the costs and expenses, exclusive of real estate brokerage commissions, incurred by or on behalf of Landlord, without offset for any revenue derived, from any source whatsoever, by or on behalf of Landlord, in the operation, maintenance, repair, improvement, management and administration of the Building and Common Areas, calculated as though the Building was ninety-five percent (95%) occupied and as though all building services had been provided to all such occupants (whether or not so occupied), including the following by way of illustration but not limitation: wages, salaries, benefits, payroll taxes and similar governmental charges, and all other direct costs of personnel performing services rendered, whether or not situated in the Building, to the extent such personnel render services to or for the Building, including Building managers, their assistants and Landlord's clerical and accounting staff; utilities; janitorial, mechanical, security, landscaping, elevator, waste disposal and alarm maintenance and services; parking facility operation, maintenance and management; labor; lighting; air-conditioning; heating; ventilating; water and sewage charges; supplies; materials; tools; equipment; uniforms; operation, maintenance and repair of systems and facilities; structural and non-structural repair; modification, addition, improvement or capital improvement (the costs to be amortized over the useful life of the capital improvement, plus interest at the rate set forth in Article 38) to the Building, Common Areas and/or the machinery, equipment and facilities thereof either (i) required by directive of a governmental or regulatory entity, or (ii) made by or on behalf of Landlord and intended to reduce the cost of other Operating Expenses; rent, gross receipts, business or similar taxes assessed (if not part of Property Taxes); insurance costs required or deemed necessary by Landlord in connection with ownership or operation of the Building; enumeration, fees and other expenses of professional persons and companies to the extent engaged in management or operational services; the expenses of maintaining a Building management office not to exceed 2,000 rentable square feet including, but not limited to, a sum equivalent to rent which Landlord would have received had Landlord leased such Premises at the scheduled rate in the Building during the year; and a management fee. Such management fee shall not exceed the percentage charged by independent property management companies for similar buildings in the area.

          LANDLORD, AT ITS SOLE COST AND EXPENSE AND NOT AS
          PART OF OPERATING EXPENSES, SHALL CLEAN THE
          PREMISES PRIOR TO AND IMMEDIATELY FOLLOWING
          TENANT'S MOVE IN TO THE PREMISES.

     (b)  "Expense Base" means the Operating
          Expense for the calendar year 2001.

     (c)  "Tenant Expense Share" means 14.19%.

     (d)  "Comparison Year" means each successive
          calendar year of the Term after the
          calendar year 2001.

     5.2 Tenant shall pay to Landlord during each Comparison Year of the Term, in the manner and at the times herein provided, the Tenant Expense Share of the amount, if any, by which the aggregate annual Operating Expenses exceed the Expense Base ("Expense Rent"). Should the Termination Date be other than the last day of a Comparison Year, Expense Rent for such year shall be prorated. Prior to the beginning of each Comparison Year within the Term, or as soon thereafter as practical, Landlord shall notify Tenant in writing of Landlord's reasonable and good faith estimate of the aggregate amount of Operating Expenses for such Comparison Year together with the amount, if any, of Expense Rent calculated using such estimate. Tenant shall pay to Landlord such estimated Expense Rent during such Comparison Year in equal monthly installments in advance on the first day of each month. In the event that Landlord's notification is received by Tenant after the commencement of such Comparison Year, the first monthly payment of Expense Rent shall be due no sooner than thirty (30) days after the Landlord's notification but shall also include any Expense Rent payable for the period from the commencement of such Comparison Year until such first monthly payment. As soon as practical after the end of each Comparison Year of the Term, Landlord shall notify Tenant of the aggregate Operating Expenses incurred for such just prior Comparison Year. If for, and respecting, such just prior Comparison Year (i) Tenant has underpaid its Expense Rent, Tenant shall forthwith pay to Landlord the full amount of such deficiency, or (ii) Tenant has overpaid its Expense Rent, Landlord shall refund the full amount of such overpayment if such overpayment is greater than $2,000.00 or credit the full amount towards the next Rent due from Tenant if such overpayment is $2,000.00 or less.

     5.3 Notwithstanding anything otherwise contained in this Lease, the calculation and payment of either and both of Basic Rent and Tax Rent under Articles 3 and 4 hereof are separate and distinct from, and shall not in any way be affected by, the calculation and payment of Expense Rent under this Article 5.

     5.4 Audit of Expense Rent. If Tenant disputes the calculation by the Landlord of the Expense Base, Tenant and its authorized representative may examine, inspect, audit and copy the records of the Landlord concerning the Expense Base, at Tenant's expense, at Landlord's office during normal business hours within one hundred twenty (120) days of Tenant's receipt of Landlord's statement informing Tenant of the Expense Base. Except in the event of fraud, unless a claim is submitted to Landlord within such one hundred twenty (120) day period, Landlord's determination of the Expense Base shall be considered as final and accepted by Tenant and Tenant waives any and all rights to object to the calculations or amounts contained in the Expense Base. If Tenant disputes the calculation by the Landlord of the Expense Rent in a Comparison Year, Tenant and its authorized representative may examine, inspect, audit and copy the records of the Landlord concerning the Comparison Year in question, at Tenant's expense, at Landlord's office during normal business hours within one hundred twenty (120) days of Tenant's receipt of Landlord's statement informing Tenant of the Operating Expenses for the Comparison Year. In the event Tenant audits a Comparison Year, Tenant does not have the right to audit the Expense Base. Unless a claim is submitted to Landlord within such one hundred twenty (120) day period, Landlord's determination of the Operating Expenses for the Comparison Year shall be considered as final and accepted by Tenant and Tenant waives any and all rights to object to the calculations or amounts contained in the Comparison Year. In the event of Landlord error of five percent (5%) or more, Landlord shall pay costs of audit and credit Tenant overpayment.

            5.5  EXCLUSIONS FROM OPERATING COSTS

     Notwithstanding anything to the contrary contained in
Article 5.1(a), the following shall be excluded from Operating Expenses:

     (a) Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

     (b) Costs of alterations or improvements to the Premises or the premises of other tenants;

     (c) Depreciation, interest and principal payments on mortgages, and other debt costs, if any;

     (d) Costs of correcting major and/or latent defects in or significant design error relating to the initial design or construction of the Building or any subsequent improvements;

     (e) Legal fees, space planners' fees and advertising expenses, and brokerage fees incurred in connection with the original development or subsequent improvement or original leasing of the Building or future leasing of the Building;

     (f) Costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else, excluding any deductible;

     (g) Any bad debt loss, rent loss, or reserves for bad debts or rent loss:

     (h) Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations unrelated to the operation of the Common Areas of the Building;

     (i) The wages and benefits of any employee to the extent they do not relate to time devoted to the Building;

     (j) Fines, penalties, and interest on late payments;

     (k) Amount paid as ground rental;

     (l) Costs incurred by the Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that the Landlord would be entitled to reimbursement for such costs if such goods or services are provided to the Tenant pursuant to this Lease;

     (m) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building
     (excluding, however, such costs relating to any common areas of the Building or parking facilities);

     (n) Overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first class, unaffiliated third parties on a competitive basis;

     (o) Electric power costs for which any tenant directly contracts with the local public service company;

     (p) Costs arising from the Landlord's political or charitable contributions;

     (q) Tax penalties incurred as a result of the Landlord's negligence, inability or unwillingness to make payments when due;

     (r) The Landlord's general corporate overhead and general and administrative expenses provided, however, nothing herein should be deemed to prohibit the Landlord from charging a reasonable management fee computed in accordance with industry custom and otherwise subject to the limitations herein or for a management office. Such fee is not to be in excess of a fee that would be charged by an independent management company not involved in brokerage or leasing activities for the Building;

     (s) Costs (including attorney's fees) incurred by the Landlord due to violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

     (t) Costs to repair or rebuild after casualty loss, excluding any deductible;

     (u) Earthquake insurance premiums if such insurance is not carried during the base year or at Landlord's option, unless there is an adjustment to the Expense
     Base to add the amount that such earthquake insurance would have cost during 2001.

     (v) Any amounts grossed-up which do not vary with occupancy (exclusions will be deducted prior to gross-up, and gross-up will not result in reimbursement of more than 100% of expenses);

     (w) INTENTIONALLY DELETED;

     (x) The cost of insurance on leasehold improvements to the premises of tenants of the Project (unless the cost of such insurance on Tenant's leasehold improvements is also included within Operating Expenses), or any cost or expense for which insurance reimbursement would be available but for the decision of Landlord to maintain a deductible from coverage or not make or pursue a valid claim thereon;

     (y) Rent for space occupied as a management office to the extent such rent exceeds the fair market rental for such space or to the extent the space utilized therefor materially exceeds the average space so utilized by comparable buildings;

     (z) Any cost, expense or charge incurred during the Lease term which in the nature of a cost, expense or charge incurred during the Base Year but not included therein as an Operating Expense (unless the cost, expense or charge is imputed to have been included in Common Area Operating Expenses for the Base Year so that the Operating Expense for such Base Year is appropriately adjusted);

     (aa) Costs, for sculpture, paintings, fountains or other objects of art, exceeding the standards of comparable buildings.;


     (ab) INTENTIONALLY DELETED

     (ac) Fees and payments arising under any recorded easements or "CC&Rs" or similar instruments;

     (ad) All compensation to executives, officers or partners of Landlord or to persons who are executives or officers of partners of Landlord or to any other person at or above the level of building manager, other than the building manager of the Building;

     (ae) Liability covered by insurance carried by Landlord the premiums for which are included in Operating Expenses, or which would have been covered by insurance otherwise required to be carried by Landlord under this Lease but for failure to insure as a result of Landlord's intentional acts or omissions or negligence (but not as a result of commercial impracticability of obtaining such insurance);

     (af) The expense of extraordinary service provided to other tenants in the Building which are made available to the tenant at cost or for which the tenant is separately charged and collected;

     (ag) Any Operating Costs in connection with the ground floor and mezzanine levels, or any other floor in the Building devoted to retail operation unless an acceptable allocation is agreed upon between Landlord and Tenant;

     (ah) Expenses in connection with services or other benefits which are not offered and/or provided to the Tenant or for which the Tenant is charged directly but which are provided to another tenant or occupant of the Building without a separate charge;

     (ai) INTENTIONALLY DELETED

     (aj) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

     (ak) INTENTIONALLY DELETED

     (am) Fees and reimbursements payable to Landlord (including its affiliates) in excess of the cost for managing the Building equal to the lower of: (a) one hundred percent (100%) of an arms length management fee, i.e. the management fee that Landlord would have been required to pay to comparable independent established management companies operating in other comparable Buildings in an arm's length transaction, with no discount relating to such companies being given a listing agreement with respect to the Building, for the full range of management services provided by Landlord (and any management companies whose services were engaged by Landlord) to the Building for the applicable Fiscal Year at a level of quality equal to the highest quality management services then being offered in comparable Buildings); and (b) three percent (3%) of Landlord's gross revenues from the Building for such Fiscal year (exclusive of Landlord's management fee as provided for herein);

     (an) INTENTIONALLY DELETED;

     (ao) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Occupancy Costs by landlords of comparable buildings; and to the extent that an expense is not specifically included or excluded as a component of Occupancy Costs pursuant to the Lease, whether such expenses shall be treated as Occupancy Costs shall be determined in accordance with generally accepted accounting principles, consistently applied; and to the extent that an expense is included as Occupancy Costs under the Lease, but a method for the treatment or calculation of such expense is not specifically set forth in the Lease, then the treatment and calculation of such expense shall be done in accordance with generally accepted accounting principles, consistently applied.

     (ap) Capital or ordinary expenditures required by Landlord's failure to comply with laws that were in effect on or before the date of the Lease, including all applicable building codes, any laws relating to seismic requirements ("Seismic Requirements"), the Americans With Disabilities Act ("ADA") and similar laws, and any local, state, or federal laws ("Environmental Laws") relating to the use, generation, manufacture, production, storage, release, discharge, disposal, or transportation of any substance, material, or waste characterized by any such laws as hazardous or toxic, including petroleum based products; Costs or correcting defects or design errors in the building.

     (aq) Taxes which can be paid in installments, except to the extent of the minimum installment payable during the period in question.

                    6.  SECURITY DEPOSIT

     6.1 Tenant shall deposit with Landlord on or before the execution of this Lease the sum of $78,949.20 WHICH IS AN AMOUNT EQUAL TO THE FIRST MONTH'S BASIC RENT, SUBJECT TO ADJUSTMENT OF THE RENTABLE SQUARE FEET OF THE PREMISES ("Initial Security Deposit"). This sum, or as adjusted as provided for herein ("Security Deposit"), shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease
to be kept and performed by Tenant.   If any portion of the
Security Deposit is used or applied by Landlord in the event Tenant defaults, beyond all applicable cure periods, in its performance of this Lease, Tenant shall, upon ten days notice, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to Landlord's use or application. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Tenant vacates the Premises and at the end of the Term , provided that Landlord may retain the Security Deposit until such time as any amounts due from Tenant under this Lease have been determined and paid in full including, but not limited to, any sums due pursuant to Articles 3, 4 and 5.

                           7.  USE

     7.1 Tenant shall use the Premises solely for general office use. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy.

     7.2 Tenant acknowledges and agrees that the use to which Tenant is permitted to put the Premises, as set forth above, is a material provision of this Lease. Landlord reserves the right, in its reasonable discretion, to withhold its consent to any other use to which the Tenant or Tenant's proposed assignee or subtenant may wish to put the Premises. Landlord retains the right, in its reasonable discretion, to determine the type and proportion of business within the Building so that it does not increase the burden on the Building's services. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withhold its consent to any subsequent proposed change of use.

     7.3 Tenant, at its expense, shall comply with all certificates, rules, orders and regulations of public authority including Federal, State, County and Municipal authorities and with any direction of any public officer or officers, including all provisions of the American
Disabilities Act which relate to or concern the Premises or Tenant's use or occupancy thereof.

     7.4 Notwithstanding anything to the contrary in the Lease, during the term of the Lease (and any extensions), Landlord shall maintain the Building (excluding the Premises), Building systems, common areas, and structural elements of the Building but including the structural elements of the Premises, if any, in compliance with all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, building codes, and the requirements of any applicable fire insurance underwriter or rating bureau, now in effect or which may hereafter come into effect, including, without limitations, the Americans with Disabilities Act and laws regulating hazardous material (collectively, "Laws"). The cost of such compliance shall be governed by the terms of Article 5 (Operating Expenses). Tenant shall, in respect to the condition of the Premises and at Tenant's sole cost and expense, comply with (a) all Laws relating the Premises (excluding the structural elements of the Premises, if any); and to (b) all building codes requiring modifications to the Premises due to the improvements being made by Tenant in the Premises. It shall be Landlord's obligation to comply with all applicable Laws relating to the Building in general, without regard to specific use.

     7.5 Except as provided herein, Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and Common Area, and/or property located therein, and/or the land upon which the Building is located. If Tenant does anything which will increase the cost of any fire, extended coverage or any other insurance policy covering the Building and Common Area, and/or property located therein, and/or the land upon which the Building is located, then Tenant shall pay for such increase in costs. Tenant shall comply with all rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy to the extent such increase is caused by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                         8.  NOTICES

     8.1 Any notice required or permitted to be given pursuant to the terms of this Lease must be in writing and must be given either by personal delivery evidenced by a signed written receipt therefor, or by certified or registered mail evidenced by a signed written receipt therefore. Notice shall be given to Tenant at 6464 Canoga
Avenue, Woodland Hills, CA 91367, Attention: Legal Counsel.

          Notice shall be given to Landlord at:

          Nomura - Warner Center Associates, L.P.
          c/o Curtis Piper
          515 South Figueroa Street,
          Suite 920
          Los Angeles, California  90071

          Nomura - Warner Center Associates L.P.
          c/o Charles Dunn Company, Inc.
          21300 Victory Boulevard,
          Suite #270
          Woodland Hills,  CA  91367

     Either party may by written notice to the other specify a different address for notice purposes. In the event Tenant or Landlord fails or refuses to accept certified or registered mail, or refuses to execute a receipt for personal delivery, the other party may serve notice upon the party receiving notice by first class mail, postage prepaid, at the address of the Premises. Landlord and Tenant agree that the purpose of the receipts for notice provided for in this Article 8 is to eliminate, insofar as possible, disputes concerning receipt of such notice, and further agree that, except as set forth above, no other evidence of such notice shall be competent or admissible in a court of law or in any arbitration proceeding to prove such notice. The term "notice" as used herein shall not include any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord, nor shall it include any notice required or permitted to be given pursuant to any law or statute. The acquiescence by Landlord or Tenant, or the failure by Landlord or Tenant to object, on one or more occasions, to some other or different method of notice, shall not be deemed to be a waiver of the requirements of this Article upon any other occasion, nor shall the parties be estopped, by reason of any such conduct, to insist upon strict compliance with the terms of this Article.

     8.2 Notice shall be deemed effective at the time of delivery if personally delivered. If mailed, as provided in this Article 8, notice shall be deemed effective, for all purposes, forty-eight (48) hours after deposit in the mail, properly addressed, postage prepaid.

                         9.  BROKERS

     9. Tenant warrants to Landlord that no broker, agent or finder was instrumental in negotiating or consummating this Lease, excepting only CHARLES DUNN COMPANY, INC. and Julien
J. Studley, Inc. that Tenant knows of no other real estate broker, agent, finder, person or entity ("Broker") who is, or might be, entitled to a commission or compensation in connection with the execution of this Lease. Any Broker that Tenant has failed to disclose herein shall be paid by Tenant. Any Broker that Landlord has failed to disclose shall be paid by Landlord. Landlord shall pay the commission due to JULIEN J. STUDLEY, INC. and CHARLES DUNN COMPANY, INC. under a separate agreement. Both parties shall hold each other harmless from all damages and indemnify the other party for all costs and expenses, including attorneys' fees, resulting from any claims that may be asserted against either party by any Broker not disclosed herein and who claims a right to compensation through either party.

            10.  HOLDING OVER; LIQUIDATED DAMAGES

     10.1 If Tenant holds over after the Term, with the prior written consent of Landlord, Tenant shall become a tenant from month to month, upon the same terms, conditions and covenants contained in this Lease, except that Tenant agrees to pay to Landlord a monthly rent equal to one hundred twenty-five percent (125%) of the basic rent payable by Tenant to Landlord, including Basic Monthly Rent and Additional Rent for the last month of the Term. Landlord's consent to such holding over, and acceptance by Landlord of rent, after expiration or earlier termination of this Lease, shall not result in a renewal or extension thereof.

     10.2 If Tenant holds over after the Term, without the prior written consent of Landlord, Tenant shall become a tenant at sufferance only, and agrees to perform each and every term, condition and covenant of this Lease for such period of holding over, except as Tenant's covenant to pay rent is modified as hereinafter set forth. Tenant acknowledges that Tenant's failure to surrender possession of the Premises at the end of the Term will cause actual damage to Landlord which is impractical or extremely difficult to ascertain, including, by way of specification but not of limitation, possible increases in the cost of tenant improvements for prospective tenants of the Premises as well as liability to a new tenant of the Premises on account of the Landlord's inability to deliver timely possession. Tenant agrees that the damage, which would otherwise be measured by the reasonable rental value of the Premises for the time of the unlawful holding over, shall be liquidated in an amount equal to one hundred fifty percent (150%) of the Basic Rent, including Basic Monthly Rent and Additional Rent, payable by Tenant to Landlord for the last month of the Term for each month, or portion thereof, the Tenant unlawfully holds over.

     10.3 The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, but not limited to, the right to bring an action for unlawful detainer.

               11.  TAXES ON TENANT'S PROPERTY

     11. Tenant shall be liable for and shall pay, not less than ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If the Tenant's improvements in the Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant's improvements conforming to Landlord's building standards in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property, by reason of such excess valuation, shall be deemed to be taxes levied against the personal property or trade fixtures of Tenant and Tenant shall pay to Landlord all such taxes so levied upon demand of Landlord. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant's improvements are assessed at a higher valuation than Landlord's building standards, such records shall be binding on Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used. In the event Tenant fails to pay any tax, as provided for herein after ten (10) days prior written notice to cure, Landlord may pay such tax on behalf of Tenant, and the amount of tax so paid by Landlord shall constitute Additional Rent due Landlord upon demand.

                 12.  CONDITION OF PREMISES

     12.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business, and Tenant accepts same in AS IS, WHERE
IS and WITH ALL FAULTS condition.

     Notwithstanding anything to the contrary in the Lease, Landlord shall deliver the Premises to Tenant clean and free of debris and represents and warrants to Tenant that the existing structure (including without limitation the roof, foundations, exterior walls), and all building systems (including without limitation, the plumbing, electrical, ventilating, air conditioning, heating, and loading doors, if any) shall be (a) in good operating condition; (b) free of all Hazardous Substances, as defined below, including, but not limited to any asbestos containing material (whether or not friable) ("ACM") or any lead-containing paint. If a breach of the representation and warranty contained in this
Article is discovered at any time during the Term, Landlord shall, promptly after receipt of written notice from Tenant setting forth a description of such non-compliance, rectify same at Landlord's expense.

     12.2 If Landlord has obligated itself to perform work in or about the Premises, Tenant shall give Landlord written notice of any claimed deficiencies (excluding latent defects) in such work within thirty (30) days of the Commencement Date and, providing Landlord does not dispute Tenant's contentions, as set forth in the said notice, Landlord shall, within thirty (30) days after Landlord's inspection of the Premises, begin any corrective work required and diligently pursue to completion. Tenant shall not be entitled to any rent abatement or offset on account of any interference with Tenant's business caused by such work, but Tenant does not waive any other right or remedy. If Tenant fails to give such notice to Landlord within said time, Tenant shall be deemed, for all purposes, to have accepted the Landlord's work as completed in accordance with Landlord's obligations, excluding latent defects.

     12.3 Notwithstanding the foregoing, Landlord warrants that to the best of Landlord's knowledge that the Project has no known deficiencies with the American with Disabilities Act (the "ADA"). However, Landlord has not completed a survey. The initial Tenant Improvements shall comply with ADA. Tenant shall be responsible for ADA requirements within the Premises as of the Commencement Date. Any costs incurred by Landlord related to modifications to the Project as a result of ADA requirements shall not be included as Operating Expenses.

                      13.  ALTERATIONS

     13.1 Tenant shall not make any alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld conditioned or delayed, and then only by licensed contractors approved by Landlord which shall not be unreasonably withheld, conditioned or delayed. As a condition of such consent, Landlord reserves the right to require Tenant to submit working drawings and specifications for any proposed material alterations, decorations, additions or improvements, together with Tenant's budgeted costs therefor. Tenant agrees not to install or construct any improvements or create other obstructions which might unreasonably interfere with Landlord's free access to, or use of, the Common Areas. All work, to be done by Tenant, shall be done at such times, and in such manner, as Landlord may reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules and/or directives of any governmental or regulatory entity. Before commencing any work, Tenant shall supply Landlord with copies of all required permits and approvals, and Tenant shall further give Landlord at least ten (10) days prior written notice of the proposed commencement of such work and in the event the costs of such work exceed $50,000 shall secure, at Tenant's expense, a lien and completion bond reasonably satisfactory to Landlord. Tenant shall also supply Landlord with evidence that Tenant's contractors and subcontractors have course of construction, products liability, completed operations, workers' compensation and public liability insurance in amounts reasonably satisfactory to Landlord. Landlord shall be named as an additional insured in all such policies.

     13.2 All alterations, decorations, additions or improvements upon the Premises and paid for by Landlord ("Additions"), made by either party, including, without limiting the generality of the foregoing, all wall coverings, drapes, built-in cabinet work paid for by Landlord, paneling and the like, shall, unless Landlord elects otherwise, and so informs Tenant at time of consent, become the property of Landlord at the expiration of the Term and shall be surrendered with the Premises, except that Landlord may require Tenant to remove all such Additions and Tenant shall repair or, at Landlord's option, pay Landlord all costs arising from such removal. Notwithstanding anything to the contrary in the Lease, Tenant shall retain ownership of and Landlord hereby waives, releases and relinquishes any statutory, common law or constitutional lien it may have or at any time hereafter be entitled to assert against Tenant's personal property, including, without limitation, Tenant's machinery, equipment, furniture, trade fixtures and other items brought to or installed in the Premises by Tenant which can be removed without causing irreparable damage to the Premises (collectively referred to herein as "Tenant's Property").

Any Additions in or to the Premises by Tenant not in compliance with the provisions of Article 13.1 shall, upon notice from Landlord, be immediately removed by Tenant and the Premises restored to its original condition at Tenant's expense. Upon Tenant's failure to restore the Premises, as hereinabove provided, Tenant agrees to pay Landlord, upon demand, all expenses incurred by Landlord in such restoration, together with an administrative fee of ten percent (10%) of such expenses.

     13.3 Tenant Property shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same as provided in Civil Code Sections 1980 et seq., and Tenant agrees to pay Landlord, upon demand, any and all expenses and costs recoverable by Landlord pursuant to said Code Sections. In addition to such costs and expenses, Tenant agrees to pay all attorneys' fees and court costs incurred by Landlord in removing and disposing of the effects.

     13.4 All work performed by Tenant, excluding cabinetry and wall coverings, pursuant to Article 13 shall be supervised by Landlord. Tenant shall pay, forthwith upon receipt of Landlord's invoice, as Additional Rent, all expenses pertaining to such supervision, including the examination by Landlord's architect, engineer, and any other consultant of the drawings and specifications of such work, and in addition Landlord's fee in the amount of five percent (5%) of the cost of such work.

                      14.  REPAIRS

     14.1 Except as otherwise provided in Article 14.2, Tenant shall, at Tenant's expense, keep the non-structural portions of the Premises in good condition and repair, including the maintenance, cleaning and repair of all interior glass panels and partitions. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as set forth in this Lease. Tenant shall, subject to the provisions of Article 13.3, upon the expiration of the Term, surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted. At the expiration of the Term, Tenant shall remove all trash and rubbish from the Premises and return the Premises in broom clean condition.

     14.2 Notwithstanding anything to the contrary contained in Article 14.1, and subject to Article 14.3, and Tenant's obligation to pay Expense Rent pursuant to Article 5, Landlord shall repair and maintain the common areas, the structural portions of the Building and the structural portion of the Premises, if any, and all building systems, including the basic plumbing, air conditioning and electrical systems installed or furnished by Landlord. To the extent such maintenance and repair is necessitated by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees, licensees, or invitees, Tenant shall pay to Landlord, upon receipt of written notice thereof, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant and Landlord has not commenced to make the repair or perform the maintenance within thirty (30) days. Except as provided in
Article 21 hereof, and so long as Landlord is making reasonable efforts to minimize interference, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises. Tenant agrees that the Premises described herein do not constitute a "Dwelling Unit" or "Dwelling" as the term is used in California Civil Code Section 1940 et seq.

Notwithstanding anything to the contrary in the Lease, Landlord shall perform all such repair and maintenance required to be performed by Landlord within thirty (30) days after receipt of written notice from Tenant describing the need for such work, unless the defect constitutes an emergency, in which case Landlord shall cure the defect as quickly as possible. Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease after expiration of all applicable notice and cure periods for Landlord's and any mortgagee's benefit as set forth in the Lease, then Tenant may, at Tenant's option without any obligation to do so, after delivery of an additional written notice to Landlord, perform any such term, provision, covenant, or condition.
If Tenant so performs any of Landlord's obligations hereunder, the amount of the reasonable and actual cost and expense incurred by Tenant shall immediately be owing by Landlord to Tenant, and Landlord shall promptly pay to Tenant upon demand the a reasonable undisputed amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

     14.3 Notwithstanding anything to the contrary contained in Articles 14.1 and 14.2, Tenant shall maintain and repair, at its expense, all lavatory (except lavatories outside the Premises), shower, toilet, wash basin and kitchen facilities and heating and air conditioning systems fully contained in the Premises, including all plumbing and electrical connections. The provisions of this Article 14.3 shall not apply to the basic plumbing, heating and air conditioning systems provided by Landlord to all tenants of the Building.

                        15.  LIENS

     15. Tenant shall keep the Premises, the Building and the land upon which the Building is situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by, or on behalf of Tenant. In the event that any mechanic's lien is recorded for work claimed to have been done for, or on behalf of, or for materials claimed to have been furnished to Tenant, Tenant agrees to discharge such mechanic's lien, by bond or otherwise, on thirty (30) days notice from Landlord, at Tenant's expense. In the event Tenant fails to perform the provisions of this Article, Landlord may discharge any such lien and Tenant shall pay to Landlord, as Additional Rent, all sums paid by Landlord, including attorneys' fees, to remove such lien or liens.

                   16.  ENTRY BY LANDLORD

     16. Landlord shall at all times have the right to enter the Premises, at reasonable times and with reasonable notice to Tenant (which shall in no event be less than 24 hour hours notice) except in case of emergency, to inspect the same, supply janitorial and other services to be provided by Landlord, submit the Premises to prospective purchasers or tenants (during the last 6 months of the Term), post notices of non-responsibility, alter, improve or repair the Premises, or any portion of the Building, without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, for that purpose, erect all necessary structures, where reasonably required by the character of the work to be performed, providing that the business of Tenant shall be interfered with as little as is reasonably practical. Tenant hereby waives any claim for damages for injury to, or interference with, Tenant's business, loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry or work except as caused by Landlord's negligence or willful misconduct, so long as Landlord is making reasonable efforts to minimize interference. Landlord shall at all times have a key with which to unlock all of the doors, in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises.
If Tenant changes locks on any doors, without Landlord's prior written consent, Landlord shall have the right to change, remove and/or replace such locks and repair or restore any damage and Tenant agrees to pay Landlord, upon demand, all reasonable expenses incurred in accomplishing the foregoing. Entry to the Premises obtained by Landlord by said means, or for said purposes, or otherwise, shall, under no circumstances, be construed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises, and any damages caused on account thereof shall be paid by Tenant. Except as otherwise expressly set forth, no provision of the Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations.

               17.  UTILITIES AND SERVICES

     17. Landlord agrees to furnish to the Premises at all times, subject to any governmental restriction, requirement or standard relating thereto or in case of emergency, reasonable quantities of electric current for building standard lighting and receptacles, water for lavatory and drinking purposes, and elevator services by non-attended automatic elevators. During Business Hours, Landlord shall provide heating and air conditioning as required to reasonably deliver comfortable occupancy temperatures as compared to competitive Warner Center area office buildings. Business Hours mean the hours from 8:00 a.m. to 6:00 p.m. Monday to Friday and 9:00 a.m. to 1:00 p.m. on Saturday, exclusive of all statutory or legal holidays generally recognized in the State of California, or such other reasonable hours as Landlord may from time to time specify. Janitorial and security services will be furnished by Landlord to the extent and during such times as are standard in Class "A" office buildings in the Woodland Hills,
California area.   Landlord shall not be liable for, and
Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing, when such failure is caused by governmental action, accident, breakage, repairs, strike, lockout, other labor dispute, or other acts or other causes beyond Landlord's reasonable control. If Tenant requires or utilizes more water or electric power than Landlord is required to provide hereinabove, or if Tenant requires HVAC outside of Business Hours, or if Tenant has special water, electric power, cooling or ventilation needs created in certain areas by the use of devices or machines which include, but are not limited to, , computers, high-power consumption office equipment, or other similar devices, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as reasonably determined by Landlord, incurred by such usage. In addition, Landlord, at Tenant's expense, may install separate meter(s) for the Premises or separately meter such devices and machinery, and Tenant thereafter shall pay all charges in excess of building standard consumption of the utility providing the service thereto. High-power consumption office equipment is defined as equipment which consumes power in excess of the normal consumption of a Tenant in a Class "A" office building in the Woodland Hills, California area.

          Notwithstanding anything to the contrary, Landlord reserves the right to make reasonable and nondiscriminatory modifications to the standards for utilities and services noted hereinabove.

          Tenant shall have the right to abate its rent if there is more than five (5) consecutive business days of continuous disruption in utilities that are within the control of Landlord, unless Landlord is making reasonable efforts to restore or if there is more than five (5) business days in any thirty (30) day period of continuous disruption in utilities that are within the control of Landlord, unless Landlord is making reasonable efforts to restore.

          Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees, and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord at Landlord's sole option from providing security protection for the Building or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses.

         18.   BANKRUPTCY AND INVOLUNTARY ASSIGNMENT

     18.1 No interest of Tenant in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by will or intestacy.
Each of the following acts shall be considered an involuntary assignment.


          (a) If Tenant, or any guarantors of this Lease, shall become insolvent or file a petition under Chapter 7, 10, 11 or any other provision of the Bankruptcy Act, as now or hereafter in effect, or make an assignment for the benefit of creditors, or if the Tenant, or such guarantor be adjudicated a bankrupt in involuntary bankruptcy proceedings, and such adjudication shall not have been vacated within thirty (30) days from the date thereof;
          (b) If a receiver or trustee be appointed of the Tenant's property, or that of any guarantor of this Lease, and the order appointing such receiver or trustee is not set aside or vacated within (30) days after the entry thereof;
          (c)  If a writ of attachment or execution is
               levied on this Lease, or upon the property of Tenant or any guarantor of this Lease, unless such writ of attachment or execution be removed within thirty (30) days after such levy;
          (d) If this Lease shall otherwise by operation of law pass to any person or persons other than Tenant.

     18.2 The word "insolvent" as used herein shall mean either (a) an inability on the part of a person or entity to meet its obligations as they become due, or (b) that the liabilities of a person or entity exceed its assets, or (c) both.

     18.3 An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to terminate this lease, and, in the event of an involuntary assignment, this Lease shall not be treated as an asset of Tenant. Landlord, in addition to all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated Term hereof, less the fair rental value of the Premises for the residue of the stated Term hereof, and neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any court, shall be entitled to possession of the Premises, but they shall forthwith surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages, by reason of such termination, an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of damages recoverable under the provisions of this Article.

               19.  INDEMNIFICATION

     19.1 Except in the event of Landlord's negligence or intentional misconduct, Tenant shall indemnify and hold Landlord harmless against and from all claims arising from Tenant's use of the Premises, the conduct of its business, or from any activity, work, or thing done, permitted or suffered by the Tenant, Tenant's agents, employees, licensees or invitees, in or about the Premises, Common Area, Building and parking facilities and Tenant shall further indemnify and hold Landlord harmless against and from all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or arising from any act, neglect, fault or omission of the Tenant, its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claims, actions or proceedings brought thereon. In case any actions or proceedings are brought against Landlord by reason of any such claims, Tenant, upon notice from the Landlord, shall defend the same, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, on or about the Premises, Common Areas, Building and parking facilities from any cause whatsoever, except that which is caused by the negligence or willful misconduct of Landlord, its agents, servants, or employees, or other tenants or by the failure of Landlord to observe any of the terms and conditions of this Lease,, and Tenant hereby waives all claims in respect thereof against Landlord except as specifically provided otherwise in this Article 19.

     19.2 Tenant shall pay for, indemnify and hold Landlord harmless from and against all damage to the Premises, Building and Common Areas to the extent caused by Tenant, its agents, servants, employees, licensees or invitees. In the event Landlord reasonable believes that Tenant, its agents, servants, employees, licensees or invitees are causing damage to the Premises, Building or Common Areas, either singly or as a continuous course of conduct, Tenant shall, upon Landlord's thirty (30) day written notice, take all necessary action to prevent such damage, and Tenant's failure to prevent such damage shall be a material breach of this Lease.

     19.3 Landlord shall indemnify and hold Tenant harmless against and from all claims arising from Landlord's use of the Building, from any activity, work, or thing done, permitted or suffered by the Landlord, Landlord's agents, employees, licensees or invitees, in or about the Common Area, Building and parking facilities and Landlord shall further indemnify and hold Tenant harmless against and from all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under this Lease, or arising from any act, neglect, fault or omission of the Landlord, its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claims, actions or proceedings brought thereon. In case any actions or proceedings are brought against Tenant by reason of any such claims, Landlord, upon notice from the Tenant, shall defend the same, at Landlord's expense, by counsel reasonably satisfactory to Tenant.

            20.  DAMAGE TO TENANT'S PROPERTY

     20. Notwithstanding any provisions of Article 19 to the contrary, Landlord or its agents shall not be liable for any damage to property of Tenant entrusted to employees of the Building, or for loss of, or damage to, any such property by theft, or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which any leak from any part of the Building, or from the pipes, appliances or plumbing works therein, or from the roof, street or sub-surface, or from any other place, or resulting from dampness or any other cause whatsoever not caused by Landlord's willful misconduct or negligence or breach of this Lease, and Tenant hereby releases Landlord from any claim for such damage. Neither Landlord nor its agents shall be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord of fire or accidents in the Premises or Building.

               21.  DAMAGE OR DESTRUCTION

     21.1 If the exterior of the Premises, the Building or the Common Areas are damaged as a result of any cause other than the negligence or fault of Tenant, its agents, employees or invitees, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the then full replacement value of the Premises, the Building or the Common Areas. If the destruction of the exterior of the Premises, the Building or the Common Areas is to an extent greater than ten percent (10%) of the then full replacement value, Landlord shall then have the option either: (a) to repair or restore such damage, this Lease continuing in full force and effect and the Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such reduction to be based upon the extent to which the making of such repairs shall substantially interfere with and prevent Tenant from carrying on its business in the Premises during the time such repairs are being made; but in no event shall Tenant's proportionate reduction in rent exceed that portion of the amount which Landlord receives from its insurance carrier attributable to the Premises pursuant to any policy of business interruption or rental loss insurance which Landlord may have; or (b) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice. Landlord agrees to carry business interruption or rental loss insurance during the term of this Lease. If Landlord gives such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice of Landlord, and the rent, reduced by any proportionate reduction (as provided in (a) above), shall be paid up to the date of such termination. In no event shall this Article impose a duty upon Landlord to obtain or keep in force business interruption or rental loss insurance.

          Tenant shall have the right to terminate this Lease if either (i) the restoration work required to be performed by Landlord pursuant to this Section 21.1 has not commenced within one hundred twenty (120) days after the casualty causing the destruction so required to be restored, or (ii) after commencing the restoration work required to be performed by Landlord pursuant to this Section 21.1, Landlord fails thereafter to diligently prosecute such work to completion, or such work is not substantially completed (i.e., sufficient to permit Tenant to conduct its business within the Premises in substantially the same manner as prior to the casualty causing the destruction so required to be restored) within one hundred twenty (120) days after such casualty.

     21.2 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises, the Building or the Common Areas when the damage resulting from any casualty covered under this Article occurs during the last six (6) months of the Term or any extension thereof.

     21.3 Except in the event the damage is caused by the negligence or intentional misconduct of Landlord, Landlord shall not be required to repair the interior of the Premises as a result of any injury or damage by fire or other cause, or to repair or replace any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property in the Premises.

     21.4 The provisions of Section 1932, Subdivision 2, and
Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Tenant and these provisions shall have no force and effect in governing the termination of this Lease.

                 22.  EMINENT DOMAIN

     22. In case the Premises, Building, land or Common Areas, or such part of any thereof, as shall substantially interfere with the Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, this Lease shall terminate on the earlier of the date of such sale or the date possession is required to be surrendered to said authority. Tenant shall not, because of such taking, assert any claim against the Landlord, or the taking authority, for any compensation because of such taking of any interest in this Lease, the land, Building, Premises or Common Areas and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award, without deduction for any estate or interest of Tenant, and Landlord, at its option, may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, unless Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's Property. Nothing contained in this Article shall be deemed to give Landlord an interest in any award made to Tenant for the taking of personal property belonging to Tenant.

                   23.  DEFAULTS

     23. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

     (a) The failure by Tenant to make any payment required to be made by Tenant within five(5) days after written notice from Landlord to Tenant that such amount is due and unpaid. The written notice required by this Article shall constitute the notice required under California Code of Civil Procedure Article 1161.
     (b) Any default specified in Article 18 of this Lease; or
     (c) The failure by Tenant to observe or perform any express or implied covenants or provisions of this Lease, other than as specified in (a) or (b) above, where such failure shall continue for a period of thirty (30) days after notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; and provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

                           24.  REMEDIES

     24.1 In the event of Tenant's default beyond all applicable cure periods, in addition to any other remedies available to Landlord, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord elects to terminate this Lease, then in addition to all rights available to Landlord pursuant to California Code of Civil Procedure Section 1161 et seq., and California Civil Code Section 1951.2, Landlord may recover from Tenant:

     (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
     (b) The worth at the time of award of the amount by which the unpaid rent, which would have been earned after termination until the time of award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;
          plus
     (c) The worth at the time of award of the amount by which the unpaid rent, for the balance of the Term after the time of award, exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; plus
     (d)  Any other amount necessary to compensate
          Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things could be likely to result therefrom.

     24.2 As used in Article 24.1(a) and 24.1(b) the "worth at the time of award" is computed by allowing interest at the rate specified in Article 38 of this Lease.

     24.3 As used in Article 24.1(c), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     24.4 In the event of default by Tenant, Landlord shall have the rights and remedies provided by California Civil Code Article 1951.4 (or any successor statute) which allows Landlord to maintain Tenant's right to possession, in which case this Lease shall continue in effect, whether or not, Tenant shall have abandoned the Premises and Tenant has the right to assign this Lease or sublet the Premises subject to the reasonable limitations set forth in this Lease. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder. Act of maintenance or preservation, efforts to re-let the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease, shall not constitute a termination of the Tenant's right to possession.

     24.5 In the event of default by Tenant, Landlord shall have the right to pursue any other remedy or remedies now or hereafter available to Landlord.

     24.6 Intentionally Deleted.

     24.7 Notwithstanding any other provision of this Lease to the contrary, nor any other characterization contained herein, all amounts payable by Tenant to Landlord, of every kind and description, arising out of or related to Tenant's obligations to Landlord under this Lease are payable as rent, and in the event of Tenant's default in the payment thereof, Landlord shall have all rights and remedies available to Landlord on account of Tenant's default in the payment of rent, including, but not limited to, the maintenance of an action for the unlawful detainer of the Premises. Tenant agrees to pay all rent to Landlord when due without any deduction, off-set, or counterclaim whatsoever.

     24.8 Notwithstanding anything to the contrary in the Lease, Landlord shall be deemed to be in default of this Lease if Landlord shall breach any covenant under this Lease and such breach continues for thirty (30) days after written notice by Tenant of such Breach thereof to Landlord; provided, however, that if the cure reasonably requires more than thirty (30) days, Landlord shall not be in default if Landlord commences the cure within the 30 day period and thereafter diligently prosecutes the cure to completion.

               25.  ATTORNEYS' FEES

     25.1 If either Landlord or Tenant should bring suit to enforce any provision of this Lease, or any rights of either party hereto, or to interpret this Lease, the substantially prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party. Notwithstanding the provisions of Civil Code Section 1717, the term "prevailing party" as used herein shall include by way of specification, but not of limitation, (1) a party as to whom a lawsuit is dismissed, either with or without prejudice, without the written consent of the opposing party, and (2) in the event the lawsuit is one for declaratory relief, that party whose contentions as to the interpretations to be given to this Lease are substantially upheld. Landlord and Tenant agree that any attorneys' fees payable pursuant to this Article may be claimed as court costs, to be fixed by the Court in which the lawsuit was filed, or to which it was transferred, upon motion and notice to the opposing party, or in a separate lawsuit.

     25.2 Should Landlord be named as a defendant in any suit brought against Tenant in connection with, or arising out of, Tenant's occupancy hereunder and not related to Landlord's acts or omissions, Tenant shall pay to Landlord its reasonable, actual out-of-pocket costs and expenses incurred in such suit, including Landlord's actual attorneys' fees.

            26.  ASSIGNMENT AND SUBLETTING

     26.1 Tenant, and any other party acting for, on behalf of or through Tenant, shall not during the Term pledge, hypothecate, encumber or assign this Lease, or Tenant's interest therein, or sublet all or any part of the Premises without the prior written consent of the Landlord, which Landlord agrees not to unreasonably withhold, condition or delay subject to the term and provisions of this Article 26. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant, or any other party, made in contravention of this Article shall be void. Tenant shall not assign or sublet the Premises, or any portion thereof, for less than the rental rate which Landlord is offering for similar space in the building unless Tenant requests and Landlord grants permission to offer the space at a lower rate.

     Notwithstanding the foregoing, or anything to the contrary in this Lease, Tenant shall have the right, without Landlord's prior written consent, but with written notice to Landlord to assign and sublet portions of the Premises to
(i) any person or entity owning a "controlling percentage" (as that term is defined in Section 26.8, below) of Tenant,
(ii) any entity resulting from a merger or consolidation of Tenant with any organization; (iii) any entity purchasing substantially all of the stock or assets of Tenant; (iv) any entity succeeding to the business and assets of Tenant; (v) any entity which controls, or is controlled by, is under common control with Tenant; (iv) third party contractors of Tenant that function in substantially the same manner as and, to third parties unaffiliated with Landlord or Tenant, likely would appear to be, employees of Tenant. ((i) through (vi) shall be collectively referred to herein as "Affiliates"). Such Affiliates shall have the same rights as Tenant under this Article. No change of stock ownership or control of Tenant shall constitute an assignment hereunder.

     26.2 (a) Except in the event of an Assignment or sublease to an Affiliate, should Tenant wish from time to time to assign this Lease, or to sublet all or a portion of the Premises, it shall first provide Landlord written notice thereof, together with the name and address of the proposed "bona fide" assignee or subtenant and other information as to the nature of its business and financial responsibility as Landlord may reasonably require, together with all the specific terms and conditions of the proposed assignment or sublease (such information is hereinafter collectively the "Tenant Notice"). By way of specification, but not of limitation, the Tenant Notice shall include the following information about the proposed assignee or subtenant: a detailed statement of facts about the proposed assignee or subtenant, the type of use to which the Premises will be put, a balance sheet as of a date within 90 days of the proposed effective date of the assignment or sublease, statements of income, profit and loss for the two (2) year period preceding such date, a written statement containing reasonable detail as to business experience during the preceding five (5) years, and bank and credit references. The Tenant Notice must be given to Landlord at least twenty
(20) business days prior to the date such proposed assignment or sublease is to be effective.

     (b)   Upon Landlord's receipt of the Tenant
           Notice, it may, within ten (10) days thereafter
           ("Notice Period"), advise Tenant in writing
           ("Landlord Notice") that:

     (i)   Intentionally Deleted; or
     (ii) In the case of an assignment, Landlord elects to terminate this Lease; or
     (iii) Landlord grants its consent and the Tenant may proceed, at its discretion, with such assignment or sublease on the terms contained in the Tenant Notice without amendment thereto; or
     (iv) Landlord withholds its consent to such assignment or sublease on any reasonable basis; provided, however, that any withholding of consent on the grounds that
           (a) the financial worth of the proposed assignee or subtenant may be insufficient to enable it to meet all its financial obligations as required under this Lease, (b) the reputation, character and/or the operation of the proposed assignee or subtenant is not in keeping with the nature of the Building,
           (c) the proposed use of the Premises is not consistent with general business office use, or
           (d) the proposed use of the Premises conflicts with any exclusive right or a prohibited use granted by Landlord with respect to the Building, shall be deemed reasonable.

           The failure of Landlord to provide Tenant with the Landlord Notice within the Notice Period shall be deemed to constitute the Landlord's consent to the proposed assignment or sublease as in (b) (iii) above provided Tenant serves a second request for a response and Landlord fails to respond within ten (10) days. Landlord shall use its best and diligent efforts to respond to the Tenant Notice as soon thereafter as reasonably practical.

     (c) Landlord's consent to an assignment or sublease shall be a specific consent only to the subletting or assignment upon all the terms and information contained in the Tenant Notice related thereto. In the event that Tenant receives such consent and within sixty (60) days thereafter does not consummate any such assignment or sublease, then in each case thereafter Tenant must prepare and submit to Landlord another Tenant Notice for each and every assignment or sublease it proposes to enter into, even if on the same terms as contained in the Tenant Notice for which the Landlord's consent was received.

     26.3 Throughout the Term, in the event of any permitted assignment or sublease to an entity other than an Affiliate, Tenant shall pay to Landlord forthwith any "Lease Premium" unless Tenant continues to occupy substantially all of the Premises. For the purposes hereof, "Lease Premium" means fifty percent (50%) of all consideration (less reasonable expenses for brokerage commissions and subtenant improvements), including rents, received by or on behalf of Tenant from its assignee or subtenant for or from such assignment or sublease which (a) in the case of an assignment are received by or on behalf of Tenant respecting such assignment of this Lease, and (b) in the case of a sublease are received by or on behalf of Tenant in excess of Tenant's leasing expenses and rents (including without limitation Basic Rent, Expense Rent, Tax Rent and Additional
Rent) which are payable by Tenant to Landlord hereunder for or in respect of the portion of the Premises so sublet.

     26.4 Any permitted assignment of this Lease, or permitted subletting of all or a portion of the Premises, shall not act to release Tenant from any liability under this Lease.

     26.5 In the event of any permitted assignment, Tenant shall cause any such assignee to execute an agreement with Landlord, upon a form furnished by Landlord, to be bound by all the terms of this Lease.
Such separate agreement shall not release the Tenant from its primary liability. In the event of any permitted sublease, Tenant shall deliver to Landlord a fully executed copy of the sublease within ten (10) days after it is executed or the subtenant occupies the space, whichever occurs first.

     26.6 No Release of Tenant. No consent of Landlord to any assignment or subletting by Tenant shall relieve Tenant of the obligations to be performed by Tenant under this Lease, whether accruing before or after such assignment, or subletting, and notwithstanding any subsequent modification, extension or renewal of this Lease made with or without Tenant's consent. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligations to obtain Landlord's express prior written consent to any other assignment or subletting. The acceptance by Landlord of payment from any other person shall not be deemed to be waiver by Landlord of any provision of this Lease or to be a consent to any transfer or sublease, or to be a release of Tenant from any obligation under this Lease. If this Lease is assigned, or if sublease, or to be a release of Tenant from any obligation under this Lease. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any person other than Tenant, Landlord may, after default by Tenant, collect the rent from any such assignee, transferee, sub-tenant or occupant and apply the net amount collected to the rent reserved herein, and no such action by Landlord shall be deemed a consent to such assignment, transfer, sublease or occupancy. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant's obligations under this Lease because of any amendment or modification to this Lease, unless Tenant has consented to it in writing.

     26.7 The provisions of this Article apply to all subsequent proposed assignments or sublettings (excluding assignments or subleases to Affiliates) in the same manner as to an initial proposed assignment or subletting. Tenant shall pay a reasonable processing fee to Landlord for each assignment or sublease submitted to Landlord. Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, transfer or otherwise encumber this Lease, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, except as set forth herein. Any sale, assignment, mortgage, or transfer of this Lease or occupancy of the Premises not in compliance with the provisions of this Article shall be void and shall constitute a material breach of this Lease. The phrase "controlling percentage" means the ownership of, or the right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of Directors. This Article 26.8 shall not apply to corporations, the stock of which is traded through a recognized Exchange or Over-The-Counter. The terms of
Article 26.1 apply to this Article 26.8.

            27.  SUBORDINATION AND ATTORNMENT

     27.1 This Lease, and any option or right of first refusal granted hereby, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security hereafter placed upon the Building or the land upon which the Building is situated or both, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgages, trustee or ground Landlord shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     27.2 Tenant agrees, at the request of any successor of Landlord, to attorn to such successor and Tenant further agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant.

     27.3 As a condition precedent to Tenant being required to subordinate its interest in this Lease to any future mortgage covering the Building, Landlord shall obtain for Tenant's benefit a non-disturbance agreement. The non-disturbance agreement shall include the existing or future mortgagee's ("Lender's") agreement that, if Lender or its successor-in-interest or any purchaser of Lender's or its successor's interest (a "Purchaser") acquires an ownership interest in the Building, Lender or such successor-in-interest or Purchaser will (1) honor all of the Terms of the Lease, (2) fulfill Landlord's obligations under the Lease, and (3) promptly cure all of the then-existing Landlord defaults under the Lease. Such non-disturbance agreement must be binding on all of Lender's participants in the subject loan (if any) and on all successors and assigns of Lender and/or its participants and on all Purchasers. In return for such non-disturbance agreement, Tenant will execute an agreement for Lender's benefit in which Tenant
(1) confirms that the Lease is subordinate to the deed of trust in favor of Lender, (2) agrees to attorn to Lender if Lender becomes the owner of the Building, (3) agrees to give Lender copies of whatever notices of default Tenant must give Landlord, (4) agrees to accept a cure by Lender of any of Landlord's defaults, provided such cure is completed within the deadline applicable to Landlord, (5) agrees to not pay Rent more than one month in advance and (6) agrees that no modification or amendment of the Lease will be binding on Lender unless it has been consented to in writing by Lender. Landlord shall deliver to Tenant a non-disturbance agreement by all existing mortgagees within thirty (30) days after the full execution of this Lease in a form substantially similar to the form attached hereto as Exhibit "B".

                28.  OFFSET STATEMENT

     28.1 Tenant shall, at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and
(b)acknowledging that Tenant has no knowledge of any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (c) containing such other factual information as reasonably required by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

     28.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance, and (c) that not more than one month's rental has been paid in advance.

             29.  LIGHT, AIR, OR VIEW RIGHTS

     29. Any diminution or shutting off of light, air, or view by any structure that may be erected on land adjacent to the Building shall not affect this Lease or impose any liability on Landlord.

                30.  RULES AND REGULATIONS

     30. Tenant shall faithfully observe and comply with the Rules and Regulations, annexed to this Lease as Exhibit
"D", and all reasonable and nondiscriminatory modifications thereof, and additions thereto, from time to time put into effect by upon written notice to Tenant by Landlord.
Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the building of any of the Rules and Regulations, or by reason of any act or omission of any such other tenant or occupant of the Building.

 		     31.  CONFLICT OF LAWS

     31. This Lease shall be governed by and construed pursuant to the laws of the State of California.

	       32.  IDENTIFICATION OF TENANT

     32.1 If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

     32.2 If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation and that this Lease is binding upon said corporation.

     32.3 Landlord represents and warrants that it is the fee simple owner of said Premises, and that it has full right, power and authority to make, execute and deliver this Lease.


	        33.  SUCCESSORS AND ASSIGNS

     33. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

		   34.  SURRENDER OF PREMISES

     34. The voluntary or other surrender of the Premises by Tenant, or mutual cancellation of this Lease, shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies, and no merger shall be effected in the event of such surrender.

	         35.  PERFORMANCE BY TENANT

     35. All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed at Tenant's expense and without any abatement of rent, except as where provided otherwise in this Lease. If Tenant shall fail to perform any act on its part to be performed hereunder, other than payment of money to Landlord, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligation of Tenant, but shall not be obligated to, perform any such act on Tenant's part to be performed. All costs incurred by Landlord, together with interest thereon at the rate specified in Article 38 of this Lease, from the date of such payment by Landlord shall be payable by Tenant to Landlord on demand.

	         36.  DEFINITION OF LANDLORD

     36. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee or owner or owners of the leasehold interest under a ground lease or leases of the land. In the event of any transfer, assignment or other conveyance or transfers of any such title or leasehold, Nomura Warner Center Associates, L.P. and in case of any subsequent transfers or conveyances, the then grantor, shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on its part contained in this Lease thereafter to be performed so long as the transferee agrees to assume all obligations and covenants of Landlord under this Lease. If any Security Deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the unapplied Security Deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the Security Deposit or prepaid rent.

                     37.  WAIVER

     37. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of one party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

            Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at this time it becomes due and payable under this Lease, or to limit any other remedy of Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment in rent be deemed on accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease.

    		     38.  INTEREST CHARGES

     38. Tenant agrees that if any sum payable by Tenant to Landlord under this Lease, whether constituting rent or otherwise, is not paid to Landlord by the date it is due, such sum shall thereafter bear interest at a rate equal to ten percent (10%) per annum. Tenant hereby agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family, or household purposes within the meaning of California Constitution, Article 15, Section 1.

		       39.  LATE CHARGES

     39. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any installment of rent is not received by Landlord by the tenth (10th) day of the month for which it is due, or if any Additional Rent or any other sum due under this Lease is not paid by Tenant within five (5) days of receipt of a statement therefore from Landlord, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue amount as a late charge. Such late charge shall be in addition to, and not in lieu of, any interest which may become due upon such sum pursuant to Article 38 of this Lease. The parties to this Lease agree that this late charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment by Tenant. Acceptance of any late charge and the full rent shall constitute a waiver of Tenant's default with respect to the overdue amount and shall prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, or pursuant to any law now or hereafter in effect. The aforesaid late charge shall be considered Additional Rent. The foregoing late charges shall only apply if Tenant has previously failed to pay the monthly rental installments by the tenth (10th) day of the month on more than two occasions in the preceding twelve
(12) month period.




		       40.  TERMS AND HEADINGS

     40. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The obligations imposed hereunder upon Tenant shall be joint and several.
The article headings of this Lease are not a part of this Lease, are for convenience only, and shall have no effect upon the construction or interpretation of any part hereof.

			        41.  TIME

     41. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

           42.  PRIOR AGREEMENTS; AMENDMENTS

     42. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein, and that this agreement shall be deemed to be integrated.

                 43.  SEPARABILITY

     43. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provisions hereof, and such other provisions shall remain in full force and effect.

                  44.  RECORDING

     44. Tenant shall not record this Lease, or a short form memorandum thereof, without the written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed, and any such recording, without Landlord's written consent, shall be a material breach of this Lease.


  45.  TENANT'S AND LANDLORD'S INSURANCE AND SUBROGATION

     45.1 Tenant agrees to obtain and keep in force during the Term, at Tenant's expense, comprehensive public liability and property damage insurance with combined single liability limit of $1,000,000.00. Landlord shall be named as an additional insured in said policy. In the event the Premises are on the street level floor of the Building, Tenant shall keep in force throughout the Term plate glass window insurance and Tenant shall pay all costs of replacement of such glass not covered by such insurance. Tenant shall, from time to time, upon Landlord's request, furnish Landlord with evidence that all required insurance is in effect with premiums paid. Landlord's failure to request such evidence shall not be deemed a waiver of Landlord's right to require such evidence at any time.

     45.2 Tenant agrees that during the Term it shall carry insurance against loss or damage by fire or other casualty in the full replacement value of any panels, decorations, office fixtures, railings, ceiling, floor coverings, wall coverings, partitions and all other improvements in the Premises and of any property or equipment of Tenant in or upon the Premises. Landlord will not carry insurance on Tenant's possessions or upon any improvements in or upon the Premises. Landlord agrees to obtain and maintain insurance as required by its first mortgage lender and Landlord agrees to obtain and maintain comprehensive public liability insurance in an amount which has at least a combined single liability limit of $1,000,000. The premium for such insurance shall be included in the building operating expenses. Both parties hereby waive all rights and claims against each other for insured losses and waive all right of subrogation of their insurers.

     45.3 All insurance policies required in Article 45 shall contain a provision which prohibits cancellation or termination of the policy without thirty (30) days prior notice to Landlord.

                46.  PARKING LICENSE

     46. Except as provided herein, Landlord grants Tenant a irrevocable license to park in common with other tenants of Landlord up to 162 automobiles in the parking facilities appurtenant to the Building. Landlord shall cause up to fifteen (15) of the allocated spaces to be reserved parking spaces in the building parking structure, at a mutually acceptable location. The remaining spaces shall be unreserved. Six of the reserved parking spaces shall be in the Building's front surface parking area and four (4) in the rear surface parking area. Commencing with the first month of the Term, Tenant agrees to pay Landlord, or Landlord's designee, SIXTY DOLLARS ($60.00) per UNRESERVED parking space and ONE HUNDRED TEN DOLLARS ($110.00) PER
RESERVED PARKING SPACE, per month, including Los Angeles
City parking tax for months 1-30. DURING THE REMAING TERM,
TENANT SHALL PAY THE PREVAILING PARKING RATES IN THE
BUILDING.  NOTWITHSTANDING, THE ANNUAL INCREASE IN THE
PREVAILING PARKING RATE SHALL NOT EXCEED FIVE (5%) PERCENT
IN ANY GIVEN YEAR. TENANT SHALL ALSO BE RESPONSIBLE FOR THE
COSTS OF BUILDING STANDARD RESERVED PARKING SIGNS.

     Visitor parking shall be at the building's posted rate during the lease term. Tenant's license shall be revoked and expire concurrently with the termination of the Lease, unless sooner terminated pursuant to the terms and conditions of this Article. If and only if Tenant is in default beyond all applicable cure periods under any term or condition of the Lease, or of this Article, Landlord may, at Landlord's option, revoke this license and thereafter prohibit Tenant's use of the parking facilities, without liability to Tenant, until such default is cured, except that Tenant may thereafter use the parking facilities of the building upon the same terms and conditions that members of the public generally who are not tenants of the building may use said parking facilities. Tenant agrees to abide by all of the rules and regulations for the parking facilities that Landlord, or its designee, may from time to time reasonably establish upon written notice to Tenant. This Article creates only a revocable license to use such parking facilities and does not convey to Tenant any estate in the Building, the Common Areas, the real property on which the Building is located or in any parking facilities located at or on said real property. No bailment is created hereby, and except in the event of Landlord's negligence or intentional misconduct, Tenant for itself, its agents, servants, employees, successors and assigns, hereby releases Landlord and Landlord's agents, servants, employees and independent contractors from all claims for loss or damage arising out of or related to Tenant's use of the parking facilities. If tenant exercises its option(s) to renew (if any) pursuant to Article 61 of this Lease, the monthly parking rates for reserved and unreserved spaces shall be the regularly scheduled parking rates for the Building.

     Tenant shall have the right to purchase additional parking spaces in the Building on an "as available" basis at the rates specified above.

              47.  PLATS, RIDERS, CLAUSES

     47. Clauses, plats, riders and provisions inserted herein, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats, riders and provisions inserted herein, if any, held by Landlord shall control.

                  48.  BUILDING NAME

     48. The Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord shall have the right, without liability to Tenant for any damage or any injury (all claims for damage or injury being hereby released and without giving rise to any claim for off-sets or abatement of rent), to change the name or street address of the Building.

                49.  QUIET POSSESSION

     49. Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

          However, Landlord is not responsible for any act or neglect by any other tenant or occupant of the Building or any of their invitees, customers or visitors. In executing this Lease, Tenant is not relying on the fact that any particular tenant is a tenant or occupant of the Building. Tenant waives all or any rights, if any, to damages from Landlord or to claim Lease termination by reason of the conduct of another tenant or occupant in the Building.

                50.  CUMULATIVE REMEDIES

     50. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies.

               51.  WAIVER OF JURY TRIAL

     51. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate, in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded by such policy or policies of insurance. Tenant agrees that any lawsuit brought by Tenant against Landlord must be filed in a court of competent jurisdiction in the County of Los Angeles.

           52.  EXAMINATION AND DELIVERY OF LEASE

     52. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. This Lease becomes a binding legal instrument only upon its having been executed and delivered by all parties, together with payment in full of all sums required upon such delivery. Prior to such execution and delivery, the Lease is not legally binding or effective.

             53.  CONFIDENTIALITY OF LEASE

     53. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant's accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant's business purposes without such prior written consent. Tenant agrees that a breach of this Article would cause irreparable injury to Landlord, and Landlord shall be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

               54.  FINANCIAL STATEMENTS

     54. If Tenant is not a public entity, Landlord shall have the right during the Term, upon written request, to require Tenant to furnish to Landlord financial statements prepared by a Certified Public Accountant according to generally recognized accounting principles showing Tenant's financial condition as of a date not more than one hundred eighty (180) days prior to the date such statements are required to be submitted to Landlord.

		       55.  AGREED FIGURES

     55. All figures set forth in this Lease represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

 		       56.  FORCE MAJEURE

     56.1 If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of unavoidable delays caused by fire, catastrophe, acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, civil commotion, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     56.2 Neither party shall in any event be liable for damages or otherwise, nor shall the other party be released from any obligations hereunder because of the interruption of any service, or a termination, or disturbance (except to the extent, if any, expressly provided elsewhere in this Lease) attributable to strike, lockout, breakdown, accident, war, or other emergency, order or regulation of or by any governmental authority, failure of supply, inability to obtain supplies, parts or employees, or any cause beyond such party's reasonable control.

     56.3 The provisions of this Article shall not operate to extend the date for the exercise of any options or excuse
Tenant from the prompt payment of rents, or any other payments required from either party to the other by the terms of this Lease.

   	       57.  TENANT IMPROVEMENTS

     57. EXCEPT AS PROVIDED BELOW, Landlord shall construct tenant improvements in accordance with a mutually acceptable space plan, provided by Tenant's architect, utilizing building standard materials ("Landlord's Work"). The Landlord shall allocate a Tenant Improvement Allowance of $22.50 per RSF which is $807,435.00 ("Allowance") for the completion of the tenant improvements. Except as provided below, said Allowance shall only be utilized for construction of the tenant improvements, contractor fees, governmental permits & fees, space planning (subject to exclusion defined below), electrical and mechanical drawings, designer fees, final construction plans and other similar professional fees, but not attorneys' fees.
Landlord agrees to pay for the cost of the initial space plan up to $0.15 per usable square foot and such amount shall be in addition to the Allowance. Landlord shall competitively bid Landlord's Work with three (3) qualified contractors mutually selected by Landlord and Tenant. Both Landlord and Tenant shall approve the space plan and the construction bid. Neither party shall unreasonably withhold, condition or delay such approval and Tenant shall act diligently in providing its space plan and working drawing to Landlord for approval. Tenant and Tenant's architect shall submit working drawings for the Tenant Improvements for Landlord's approval within twenty-five (25) days of Lease execution. Tenant shall respond to Landlord's request for approval of the construction bid within five (5) business days of Landlord's requests. Tenant shall be responsible for any tenant improvement expense over and above the Allowance which shall be paid within ten (10) days of demand that includes an itemized invoice showing that the Allowance has been or will be exhausted on approved Tenant Improvements. Except for Landlord's Work or as otherwise provided in the Lease after the construction of the Tenant Improvements, Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises.

     Three Hundred Thousand Dollars ($300,000) of the Allowance may be used by Tenant for voice, phone or data cabling, relocation costs, and office furniture in the Premises or for tenant improvements in their adjacent Headquarters building at 6464 Canoga Avenue, Woodland Hills, California. Any unused portion of the Allowance may not be used as a rent credit.

     Within five business days after Landlord's request for approval of the construction bid, Tenant may elect to retain the general contractor for the construction of the Tenant Improvements from the qualified contractor with the approved construction bid. Tenant shall follow the terms and conditions outlined in the Work Letter Agreement, attached hereto as Exhibit "C". If Tenant fails to make this election with five business days, Landlord shall proceed with the construction of the Tenant Improvements.

     Notwithstanding anything contained in this Lease to the contrary, Landlord is not entitled to any supervisor fee or management fee on the construction of the initial Tenant
Improvements.

     Notwithstanding the Commencement Date, if Tenant elects to retain the general contractor for the construction of the Tenant Improvements, Tenant will be allowed to occupy the Premises upon the date the Premises are delivered to Tenant and prior to the Commencement Date in order to construct the Tenant Improvements. Notwithstanding the Commencement Date, if Landlord retains the general contractor for the construction of the Tenant Improvements, Tenant will be allowed to occupy the Premises twenty-one (21) days prior to the Anticipated Commencement Date in order to install furniture, fixtures, equipment and other special tenant improvements including but not limited to, telephones and millwork, but subject to "Tenant Delay" (defined below). Additionally, Tenant and Landlord agree that all the terms, conditions, and covenants of the Lease will have full effect as of the date Tenant takes possession of the Premises, except that Tenant will not be obligated to pay rent or additional rent until the Commencement Date.

     "Tenant Delay" shall mean the following:
Notwithstanding anything to the contrary, if Landlord is delayed in delivering possession of the Premises solely, as a result of Tenant's actions, then, in any or all such instances and without limitation as to any other right or remedy available to Landlord, Landlord may establish as the actual Commencement Date the date upon which Landlord would have delivered possession to the Premises to Tenant but for such delay or the Commencement Date specified in the Basic Lease Provisions, whichever is later. "Substantially Completed" means ( i ) substantial completion of Landlord's work according to commercially reasonable standards, except for "punch list" items which can be completed or corrected after occupancy without causing unreasonably interference with Tenant's use of the Premises.


		     58.  SIZE OF PREMISES

     58. The determinations contained in this Lease which are based on the size of the Premises, including, but not limited to, the Basic Rent and Tenant's share of Operating and Tax Expense assume that the Premises contains
35,886 rentable square feet ("RSF") of the building containing 252,973 rentable square feet.

		       59.  HVAC SYSTEM

     59. The HVAC System is a VAV multi-zoned system controlled by thermostats utilizing direct air expansion with one building air handler and perimeter re-heat coils.
The entire system is electric. The after-hours HVAC is activated by Tenant through computer located in the ground floor mailroom. Tenant shall pay for after-hours HVAC use at the prevailing rate. The present rate is $20.00 per hour, per zone and the Suites 500 and 600 are in two HVAC zones each. The Building Standard HVAC Hours mean the hours from 8:00 a.m. to 6:00 p.m. Monday to Friday and 9:00 a.m.
to 1:00 p.m. on Saturday, exclusive of all statutory or legal holidays generally recognized in the State of California, or such other reasonable hours as Landlord may from time to time specify.

		    60.   HAZARDOUS MATERIALS

     60. Landlord represents and warrants to Tenant that to its knowledge, there are no hazardous substances located in or under the building, property, or the Premises, and there has been no violation thereof of any law governing hazardous substances. Except as set forth below in the Article 60, if any hazardous materials are discovered during Tenant's occupancy it will be removed or encapsulated as appropriate by Landlord, at Landlord's sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not itself, and shall not permit any of its agents, employees, contractors or other invitees to use or store or otherwise discharge any hazardous materials on or about the Premises, the Building or the Common Areas (other than small quantities of cleaning solutions and ordinary office products in customary amounts necessary for Tenant's permitted use of the Premises, provided that their use and storage are in accordance with applicable law.) Except to the extent that Tenant is in violation of the foregoing provision, Tenant shall not be responsible to Landlord with respect to any hazardous material present on or about the Premises, the Building as of the Commencement Date. For purposes of this Lease, "hazardous materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Building, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) (collectively, "Claims") which arise during or after the Term of this Lease, as a result of the presence of any Hazardous Material in, on, or under the Building or Property, except to the extent that such Claims result from the presence of any Hazardous Material on the Property which was introduced onto the Property by Tenant.

	         61.  OPTION TO EXTEND

     61.1 Tenant shall have one (1) FIVE (5) year option to extend the Lease at the then prevailing market rental rate, which is representative of the rentals, which will be charged to a tenant of similar size, stature and use of Tenant for new leases then being entered into a Class A office buildings in Warner Center in Woodland Hills, California at the time the option term will commence . To exercise an option, Tenant must provide written notice to that effect to Landlord at least nine (9) months prior to the expiration of the initial Term of the Lease or any extension thereof.

     61.2 Except for Basic Monthly Rental rate and parking charges all terms and conditions of the Lease, including tax rent and expense rent, shall be in full force and effect during an option term, EXCEPT THE BASE YEAR FOR TAX RENT AND EXPENSE RENT SHALL BE ADJUSTED TO 2007. During any option term hereof, the monthly rental shall be computed in accordance with Articles 61.1 and 61.4.

     61.3 Tenant's option or options may be exercised only if Tenant is not in default under the Lease beyond all cure periods as of the date notice is served and remains so through the expiration of the initial Term or any extension thereof. If the option is properly exercised and Tenant is not in default beyond any applicable cure period, the Term shall be extended for the period provided above.

     61.4 In the event that the parties are unable to reach agreement as to the amount of the rental during the option term or terms of the Lease, at least four (4) months prior to the end of the initial term or any extension thereof, each party shall within ten (10) business days select an appraiser. Such appraisers shall meet within ten (10) days after selection for the purpose of determining fair market value for the Premises based upon the current market value and then current market conditions. If such appraisers are unable to agree, an additional appraiser shall be selected by the designated appraisers. If such appraisers are unable to select a third appraiser, such their appraiser shall be appointed by the presiding judge of the Superior Court of Los Angeles County, State of California, at the request of either party. All appraisers appointed pursuant to these provisions shall be impartial and unrelated, directly or indirectly, so far as employment or services are concerned, to either of the parties hereto.
Within ten (10) days of such appointment, all appraisers shall meet and determine the fair market rental value as set forth above, and shall resolve such question within twenty
(20) days from the date of selection of the third appraiser. A majority decision shall be final at any time of the proceeding. Each party shall bear his or its own expenses, except that expenses relating to the selection and services of the third appraiser shall be borne equally by the parties.

     61.5 Each and every option granted in this Article 61 are personal to Tenant and its Affiliates and shall not inure to the benefit of any other successor, assignee or subtenant. Tenant or its Affiliates must be occupying the Premises when it exercises an option.

       62.  CONDITION OF PREMISES UPON TERMINATION

     62.  (a) Upon the expiration or termination
of this Lease, Tenant shall leave the
Premises peaceably and quietly and in as good order and condition as the same were on the date the Term of this Lease commenced, or were thereafter placed in by Landlord or with the Allowance, reasonable wear and tear, damage by fire or other casualty, acts of God and the elements excepted. Any property left on the Premises ten (10) days after the expiration or termination of this Lease shall be deemed to have been abandoned and the property of Landlord to dispose of as Landlord deems expedient.

          (b) Tenant shall have the right to remove from its walls any Tenant Property including but not limited to furniture or millwork attached to the walls (unless paid for by the Landlord), and to remove any phone equipment purchased by Tenant and attached to walls. Any discoloration of paint or wall covering, or any nail or screw holes apparent from such removal, shall be deemed normal wear and tear, as will the condition of the walls resulting from the customary removal of said items from the walls.

                       63.  SIGNAGE

     63. Landlord shall grant Tenant the right to install building standard suite door signage at their main entrance on both floors to their premises and a maximum thirty (30) lines of Building Standard nameplates in the ground floor building lobby directory. Landlord shall pay for said signage costs. Any additional or modifications to suite door signs, nameplate, lobby directory shall be at Tenant's sole expense. At Tenant sole cost and expense, Tenant shall have the right to install elevator lobby signage on the fifth (5th) floor subject to the Landlord's reasonable approval. Tenant shall pay the cost to install and maintain the fifth floor lobby signage and the costs to remove such signage at the termination of this Lease.

     Provided Tenant obtains Landlord's written approval, not to be unreasonably withheld conditioned or delayed and provided Tenant obtains all governmental approvals, Tenant shall also have the right to the east monument sign (currently utilized by State Compensation Fund) and no other name or tenant shall be allowed on said monument sign during the term of this Lease. Tenant shall pay the cost to modify the signage, and the cost to maintain and remove such signage at the termination of this Lease.

     No other monument signs shall be installed on the Property within twenty five feet of Tenant's sign through out the Term

		     64.  INTENTIONALLY DELETED

		     65.  FIRST RIGHT OF REFUSAL

     65. Tenant shall have a ten (10) day First Right of Refusal to Lease any vacant and available space on the fourth and sixth floors of the Building ("First Right of Refusal space") for the term of the Lease. Landlord shall notify Tenant in writing that Landlord has a bonefide acceptable Lease Proposal with a prospective tenant for all or part of the First Right of Refusal space. Tenant shall have ten (10) days from Tenant's receipt of written notification to agree to the bonefide market terms set forth. In the event that Tenant accepts the First Right of Refusal terms, Landlord shall draft a Lease Addendum specifying the terms for both parties execution. However, if the Landlord does not receive Tenant's written response within the ten (10) day period or if Tenant responds by declining to exercise its First Right of Refusal, Landlord may Lease the space to a third party. This First Right of Refusal shall be subordinate to any existing rights granted to building tenants, as of the date this Lease is executed.

THE PARTIES HERETO HAVE EXECUTED THIS LEASE ON THE DATES
SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE
SIGNATURES.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY
FOR THEIR APPROVAL.  NO REPRESENTATION OR RECOMMENDATION IS
MADE BY THE LANDLORD OR ITS AGENTS OR EMPLOYEES AS TO THE
LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR THE
TRANSACTION RELATING THERETO.

                               "LANDLORD"

                         NOMURA - WARNER CENTER
                         ASSOCIATES, L.P.

Date:10/25/00                 /s/ Naomasa Arakawa
                         By:  Naomasa Arakawa, Secretary & Treasurer
                              Nomura Warner, Inc.
                              General Partnership


                                  "TENANT"

                          SYNCOR INTERNATIONAL CORPORATION


Date:_______________           /s/ Monty Fu
                          By:  Monty Fu
				       Chairman of the Board

				     Exhibit 10.21


                          AMENDMENT No. 1 TO
                   SYNCOR INTERNATIONAL CORPORATION
                      DEFERRED COMPENSATION PLAN


     Pursuant to the authority in Section 5.1 of the Syncor
International Corporation Deferred Compensation Plan (the "Plan"), SYNCOR INTERNATIONAL CORPORATION, a Delaware corporation, hereby amends the Plan as follows:

     1. Effective January 1, 1998, Section 1.8 of the Plan is deleted and the following is substituted in its place:

          1.8 Corporation: Syncor International Corporation, a Delaware corporation, and any successor thereof, as well as any affiliated corporation that adopts the Plan with the consent of Syncor International Corporation.

     2. Effective June 15, 2000, the following sentences are added to Section 2.3 of the Plan:

     Effective June 15, 2000, such hypothetical investments shall include stock, rights to acquire stock and other obligations of Syncor International Corporation (collectively, "Employer Securities"). No rights associated with any of the assets of any trust referred to in Section 5.6, including without limitation Employer Securities, shall be exercisable by or rest with any Participant in the Plan.

     3. Effective January 1, 1998, Section 5.1 of the Plan is amended by substituting "Syncor International Corporation" for "the Corporation" therein.

     4. Effective January 1, 1998, the last sentence of Section 5.6 of the Plan is deleted and the following is substituted in its place:

     Notwithstanding the foregoing, the Corporation may transfer assets, including any insurance policies and Employer Securities, to a grantor trust of the type known as a "rabbi trust" with Syncor
International Corporation as grantor and owner of such trust.

     Dated this 21st day of November, 2000.

                                   SYNCOR INTERNATIONAL
                                         CORPORATION


                                   By /s/ Robert Funari
                                      Its President

                           Exhibit 10.34


                       FIRST AMENDMENT TO
              THE SYNCOR INTERNATIONAL CORPORATION
                 NEW EMPLOYEE STOCK OPTION PLAN

     This FIRST AMENDMENT TO THE SYNCOR INTERNATIONAL CORPORATION NEW EMPLOYEE STOCK OPTION PLAN, is made as of December 5, 2000, pursuant to resolutions of the Board of Directors of Syncor International Corporation, a Delaware corporation, made during a meeting held on December 5, 2000, and amends that certain Syncor International Corporation New Employee Stock Option Plan, dated as of June 1, 1998 (the "Plan"). The purpose of this First Amendment is to amend the Plan to increase the number of shares available for awards under the Plan from 1,000,000 option shares (after taking into account the two-for-one stock split effective August 9, 2000) to 1,500,000 option shares.

     1. Section 1.4 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the
	    following:

                    1.4  Stock Subject to the
               Plan.  The maximum aggregated
               number of shares of Common Stock
               that may be issued after June 1,
               1998 under this Plan shall not
               exceed 1,500,000 shares.

		          	Exhibit 10.43

                      CREDIT AGREEMENT


    THIS CREDIT AGREEMENT (this "Agreement"), dated as of October 17, 2000, is among SYNCOR INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), BANK ONE, NA, a national banking association having its office in Chicago, Illinois, those other lenders from time to time party hereto (Bank One and such other lenders being referred to herein individually as a "Lender" and collectively as the "Lenders"), and BANK ONE, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the "Documentation Agent"). The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

    As used in this Agreement:

    "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

    "Additional Lender Agreement" is defined in Section 12.3.1(ii)(c).

    "Adjustment Date" shall mean, as applicable, the effective date upon which an Applicant Institution shall become a "Lender" hereunder pursuant to
Section 12.3.1, an existing Lender shall be assigned a portion of another existing Lender's Commitment pursuant to Section 12.3.2 or an existing Lender shall temporarily or permanently increase its Commitment pursuant to Section 12.4.

    "Administrative Agent" means Bank One in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

    "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 5% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

    "Aggregate Commitment" means at any date the sum of the Commitments of the Lenders at such date, as the same may be increased or decreased from time to time as permitted hereunder, with the "Aggregate Commitment" in effect on the Effective Date being set forth on the initial Commitment Schedule attached hereto as Annex 1; provided, however, that in no event shall the Aggregate Commitment be increased to an amount in excess of the then current Maximum Aggregate Commitment.

    "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

    "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

    "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate for such day plus 1/2% per annum.

    "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

    "Applicant Institution" is defined in Section 12.3.1(i).

    "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

    "Article" means an article of this Agreement unless another document is specifically referenced.

    "Assignment Agreement" is defined in Section 12.2.1(ii)(c).

    "Authorized Officer" means any of the President, Chief Financial Officer or Treasurer of the Borrower, acting singly.

    "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

    "Borrower" means Syncor International Corporation, a Delaware corporation, and it successors and assigns.

    "Borrowing Date" means a date on which an Advance is made hereunder.

    "Borrowing Notice" is defined in Section 2.8.

    "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

    "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Change in Control" with respect to the Borrower is deemed to have occurred at such time as any of the following events shall occur:

            (i) There shall be consummated any consolidation and merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which the voting stock of the Borrower would be converted into cash, securities or other property; or

            (ii) There is a report filed by any person, including such person's Affiliates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that such person (for the purposes of this definition only, the term "person" is used as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Borrower's voting stock outstanding; provided, however, that a Change in Control shall not be deemed to have occurred if at any time the Borrower, any Subsidiary of the Borrower, any employee stock ownership plan or any other employee benefit plan, including any pension plan of the Borrower or any Subsidiary of the Borrower, or any person holding voting stock for or pursuant to the terms of such employee benefit plan, files or becomes obligated to file a report under or in response to
Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock in the Borrower, whether in excess of 50% or otherwise.

    "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "Commitment" means, for any Lender on any date, the dollar amount specified as such Lender's "Commitment" on the then current Commitment Schedule, as such amount may be increased by written agreement of the Borrower and such Lender (subject to the limitation on the Maximum Aggregate Commitment), or decreased as a result of any assignment by such Lender of some or all of such Commitment pursuant to Section 12.3 below or by written agreement of the Administrative Agent, the Borrower and 100% of the Lenders, with each Lender's Commitment in effect on the Effective Date being set forth on the initial Commitment Schedule attached hereto as Annex 1.

    "Commitment Schedule" means a schedule setting forth the current Aggregate Maximum Commitment, Aggregate Commitment and, for each Lender, such Lender's Commitment and Percentage Share, as such schedule may be modified from time to time consistent with the Loan Document, and with the Commitment Schedule as in effect on the Effective Date being attached hereto as Annex 1

    "Condemnation" is defined in Section 7.8

    "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or obligations in connection with letters of credit.

    "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

    "Conversion/Continuation Notice" is defined in Section 2.9.

    "Default" means an event described in Article VII.

    "Documentation Agent" is defined in the introductory paragraph of this Agreement.

    "EBITDA" means, for any period and with respect to any Person and all such Person's Subsidiaries on a consolidated basis, (i) the net earnings (or loss) after taxes for such period taken as a single accounting period, plus (ii) depreciation, depletion and amortization expense for such period, plus (iii) federal, state and local income (or equivalent) taxes paid or accrued for such period, plus (iv) total interest expense for such period (including amortization of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capitalized Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, plus (v) extraordinary, unusual or non-recurring losses and non-cash charges for any disposition of businesses or early extinguishment of Indebtedness for such period, minus (vi) extraordinary, unusual or non-recurring gains, and minus (vii) any cash payments with respect to any non-cash charges and expenses related to the disposition of businesses or early extinguishment of Indebtedness previously taken into account for such period, in each case determined in accordance with Agreement Accounting Principles and, in the case of clauses (ii) through (vii), to the extent included in the determination of net earnings (or loss) for such period.

    "Effective Date" means the date as of which all conditions precedent to the funding of the initial Advance pursuant to Article IV below have been satisfied and the initial Advance funded.

    "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or
(iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

    "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

    "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

    "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's (in its capacity as a Lender) relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

    "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business
Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

    "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

    "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin.

    "Existing Credit Agreement" means that certain Credit Agreement dated as of January 5, 1998 by and among the Borrower, Bank One and other lenders party thereto, and Bank One as Administrative Agent for the lenders thereunder, as amended, modified, waived or supplemented from time to time.

    "Existing Letters of Credit" means those Letters of Credit issued for the account of the Borrower by Bank One under the Existing Credit Agreement which are outstanding on the Effective Date, such Letters of Credit being described on Annex 2 hereto.

    "Facility LC" is defined in Section 2.18.1 and shall include each of the Existing Letters of Credit.

    "Facility LC Application" is defined in Section 2.18.3.

    "Facility LC Collateral Account" is defined in Section 2.18.11.

    "Facility Termination Date" means October 1, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

    "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized Standing selected by the Administrative Agent I its sole discretion.

    "Fixed Rate" means the Eurodollar Rate

    "Fixed Rate Advance" means an Advance which bears interest at a Fixed
Rate.

    "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

    "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, changing when and as the Alternate Base Rate changes.

    "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

    "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

    "Guarantor" means Comprehensive Medical Imaging, Inc., Syncor Overseas
Ltd. and any other now existing or hereafter established or acquired Subsidiary Of the Borrower required to provide a Guaranty pursuant to Section 2.19 below And its respective successors and assigns.

    "Guaranty" means a guaranty executed by a Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, in the form of Exhibit A hereto, as it may be amended or modified and in effect from time to time.

    "Increasing Lender" is defined in Section 12.4.

    "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) Contingent Obligations.

    "Interest Expense" means, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum, without duplication, of (i) interest paid or payable during such period on Indebtedness, plus (ii) all debt discount and expense amortized or required to be amortized during such period, plus (iii) all obligations in respect of interest rate or currency swap, rate cap or similar transactions paid or required to be paid during such period, determined in accordance with Agreement Accounting Principles.

    "Interest Coverage Ratio" means, as of any date of determination, the ratio of (i) net income of the Borrower and its Subsidiaries (determined on a consolidated basis) for the twelve (12) month period ending on such date plus all amounts deducted in the computation thereof on account of Interest Expense and taxes imposed on or measured by income or excess profits, to (ii) Interest Expense of the Borrower and its Subsidiaries (determined on a consolidated basis) for such period.

    "Interest Period" means a Eurodollar Interest Period.

    "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

    "LC Drawing" is defined in Section 2.18.5

    "LC Issuer" means Bank One in its capacity as the issuer of Facility LCs pursuant to Section 2.18.

    "LC Obligations" means, at any time, the sum, without duplication, of: (i) the aggregate undrawn stated amount under all Facility LCs, plus (ii) the aggregate unpaid amount at such time of all unrepaid LC Drawings.

    "LC Payment Date" is defined in Section 2.18.6.

    "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

    "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

    "Leverage Ratio" means, as of any date of determination, the ratio of (i) the total Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis) as of such date divided by (ii) the EBITDA of the Borrower and its Subsidiaries (determined on a consolidated basis) for the twelve (12) month period ending on such date.

    "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

    "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

    "Loan Documents" means this Agreement, the Notes, the Guaranties, the Subordination Agreements and any and all other documents, instruments and agreements contemplated hereby and executed by the Borrower or any Guarantor in favor of the Administrative Agent or any Lender in connection herewith.

    "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents (provided that any such effect with respect to the Borrower or any Guarantor shall not constitute a Material Adverse Effect if not more than 10% of the total asset of the Borrower and its Subsidiaries on a consolidated basis is affected adversely by such effect), or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

    "Maximum Aggregate Commitment" shall mean $200,000,000, as such amount may be increased or decreased from time to time by written agreement of the Administrative Agent, the Borrower and 100% of the Lenders.

    "Modification" is defined in Section 2.18.1.

    "Net Worth" means as to any Person the book net worth of such Person and its consolidated Subsidiaries, determined in accordance with Agreement Accounting Principles.

    "Non-U.S. Lender" is defined in Section 3.5(iv).

    "Note" means a promissory note, in substantially the form of Exhibit B, duly executed by the Borrower and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory note.

    "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Outstanding Letters of Credit, and unrepaid LC Drawings, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents

    "Other Taxes" is defined in Section 3.5(ii).

    "Outstanding" shall mean with respect to Facility LCs, any Facility LC which has not been canceled, expired unutilized or fully drawn upon and reference to the "amount" of any Outstanding Facility LC shall be deemed to mean the amount available for drawing thereunder.

    "Participants" is defined in Section 12.2.1.

    "Payment Date" means the last day of each calendar quarter.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Percentage Share" means for any Lender at any date that percentage which such Lender's Commitment bears to the Aggregate Commitment, with the Percentage Share of each of the Lender's on the Effective Date being set forth on the initial Commitment Schedule attached hereto as Annex 1.

    "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

    "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

    "Pricing Schedule" means the pricing schedule attached hereto as Annex 3.

    "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

    "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

    "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

    "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

    "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

    "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances; provided, however, that if there are only two Lenders hereunder, Required Lenders shall include both Lenders.

    "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

    "Section" means a numbered section of this Agreement, unless another document is specifically referenced

    "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

    "Subordination Agreement" means a subordination agreement executed by a Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, in the form of Exhibit C hereto, as it may be amended or modified and in effect from time to time.

    "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

    "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

    "Temporary Increase Termination Date" is defined in Section 12/4.

    "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

    "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

    "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

    "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS

    2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that the aggregate amount of Loans made by all Lenders at any one time outstanding shall not exceed the Aggregate Commitment minus the aggregate dollar amount of LC Obligations on such date. Subject to the terms of this Agreement, the Borrower May borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

    2.2. Required Payments; Termination Subject to the mandatory prepayment requirements of Section 2.17, all outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

    2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in accordance with their respective Percentage Shares.

    2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

    2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the applicable percentage per annum set forth under the definition of "Applicable Margin" on the amount, calculated daily, equal to such Lender's Commitment minus such Lender's Percentage Share of all outstanding Advances and LC Obligations, from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of aggregate principal amount of the outstanding Advances and LC Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

    2.6. Minimum Amount of Each Advance. Each Fixed Rate Advance shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

   2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. Fixed Rate Advances may not be voluntarily paid prior to the last day of the respective Interest Periods therefor.

    2.8    Method of Selecting Types and Interest Periods for New Advances.
The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time.
 The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii) the aggregate amount of such Advance, the Type of Advance selected, and


            (iii)   the Type of Advance selected, and

            (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to
Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

    2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance shall continue as a Fixed Rate Advance until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Fixed Rate Advance, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date which shall be a Business Day, of such conversion or continuation,

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

            (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

    2.10. Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to
Section 2.9, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory prepayment required pursuant to Section 2.17.

    2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, or any LC Drawing is not paid when due, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that all outstanding Obligations (including any Advance and any unrepaid LC Drawing) shall bear interest at a rate per annum equal to the Floating Rate plus 2% per annum.

    2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

    2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

            (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

    2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Fixed Rate Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Loans, commitment fees and letter of credit fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year.
 Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

    2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

    2.16. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

    2.17. Mandatory Prepayment Requirements. The Borrower shall pay to the Administrative Agent for application against Loans outstanding (and with an automatic and permanent concomitant reduction in the Aggregate Commitment regardless of whether or not sufficient Loans are outstanding for such amount to be applied as a prepayment) as a mandatory prepayment hereunder promptly upon receipt thereof (i) 100% of the net cash proceeds from the issuance by the Borrower or any of its Subsidiaries of any common stock, preferred stock, warrant or other equity security consummated on or after April 1, 2001; and
(ii) 50% of the net cash proceeds from the issuance of any Indebtedness (other than Indebtedness permitted to be incurred pursuant to subsections (i), (iii),
(v) and (vi) of Section 6.11 below) for borrowed money or otherwise evidenced by notes or other instruments on or after the date hereof; provided, however, that the obligation of the Borrower to make such mandatory prepayment pursuant to this Section 2.17 shall terminate and be of no further force or effect upon the consummation of sales of equity and/or issuances of Indebtedness which result in the reduction of the Aggregate Commitment pursuant to this Section
2.17 by $50,000,000.

    2.18.   Facility LCs.

            2.18.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or
    Modified: (i) the aggregate amount of the outstanding LC Obligations shall not exceed $20,000,000, and (ii) the Borrower shall be in compliance with the limitations of Section 2.1. No Facility LC shall have an expiry date later than the earlier of (a) the first anniversary of the issuance date thereof (or such longer period as may be approved by the Administrative

    Agent) and (b) the fifth Business Day prior to the Facility Termination Date; provided, however, that any Facility LC with an expiry date complying with the limitation of subsection (a) may, subject to the limitation of subsection (b) above, provide for the automatic renewal thereof for additional one year periods (or such longer period as may be approved by the Administrative Agent). From and after the Effective Date each Existing Letters of Credit shall automatically be deemed to constitute a "Facility LC" for all purposes of this Agreement and the other Loan Documents, including, without limitation, for purposes of determining the availability of new Facility LCs hereunder, and each of the Lenders shall automatically be deemed to have purchased an undivided participation therein pursuant to Section 2.18.2 on and as of the Effective Date.

            2.18.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.18, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Percentage Share.

            2.18.3. Notice. Subject to Section 2.18.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Los Angeles time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            2.18.4. LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Percentage Shares: (i) with respect to each standby Facility LC, a letter of credit fee computed at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date and on the Facility Termination Date, and (ii) with respect to each Facility LC which is not a standby Facility LC, a letter of credit fee computed at a per annum rate equal to 75% of the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date and on the Facility Termination Date; provided, however, that during the continuance of a Default, fees payable pursuant to (i) and (ii) above shall be increased by 2% per annum and, provided further, that the letter of credit fees payable on account of the Existing Letters of Credit for the calendar quarter ending December 31, 2000 shall be pro rated and that portion thereof accrued prior to the Effective Date shall be paid to the Administrative Agent for distribution to the lenders under the Existing Credit Agreement and that portion thereof accrued from and after the

    Effective Date shall be paid to the Administrative Agent for distribution to the Lenders hereunder. The Borrower shall also pay to the LC Issuer for its own account(1) at the time of issuance of each Facility LC and at the effective date of any extension thereof, a fronting fee in such amount as may be agreed to by the LC Issuer and the Borrower, and (2) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            2.18.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand (each, an "LC Drawing"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Percentage Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.18.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 10:00 a.m. (Los Angeles time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

            2.18.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer for each LC Drawing in full: (i) prior to the occurrence of a Default and acceleration of the Obligations, on the date the Administrative Agent notifies the Borrower (which notice may be telephonic) of such LC Drawing if such notice is given prior to 12:00 noon (Chicago time) or on the next succeeding Business Day if given after 12:00 noon (Chicago time), or (ii) following he occurrence of a Default and acceleration of the Obligations, without demand upon or notice to the Borrower on the date of such LC Drawing (the "LC Payment Date" for the related Facility LC). Nothing contained herein shall constitute a waiver by the Borrower or any Lender of any claim for direct (but not consequential)damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by
    (1) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (2) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Any LC Drawing not paid on LC Payment Date therefor and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (a) the rate applicable to Floating Rate Advances for such day if such day falls on or before the LC Payment Date and (b) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its respective Percentage Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.18.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice and/or Conversion/Continuation Notice in compliance with Section 2.8 and/or
    Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            2.18.7. Obligations Absolute. The Borrower's obligations under this Section 2.18 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees With the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's reimbursement obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.18.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the second sentence of Section 2.18.6.

            2.18.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.18, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act Pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            2.18.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (b) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.18.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            2.18.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Percentage Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.18 or any action taken or omitted by such indemnitees hereunder.

            2.18.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders made at any time following the occurrence of a Default and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section
    2.18.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
    Section 8.1.

            2.18.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

    2.19. Guaranties and Subordination Agreements. As additional credit support for the Obligations, the Borrower shall cause to be executed and delivered to the Administrative Agent a Guaranty and a Subordination Agreement from each required Guarantor existing at the Effective Date. The Borrower shall also cause to be executed and delivered to the Administrative Agent following the Effective Date a Guaranty and a Subordination Agreement from any other direct or indirect Wholly-Owned Subsidiary (whether now existing or hereafter established or acquired) from time to time if such Subsidiary shall have (i) gross revenues equal to or in excess of five percent (5%) of the consolidated gross revenues of the Borrower and its Subsidiaries for the immediately preceding twelve-month period or (ii) total assets equal to or in excess of five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries as of the last day of the most recent fiscal quarter, accompanied by such corporate resolutions and/or other evidence of authority as the Administrative Agent may reasonably request, including, without limitation, the case of Subsidiaries which are organized under laws of jurisdictions located outside of the United States of America, opinions of foreign counsel. Notwithstanding the foregoing, at the request of the Borrower the Administrative Agent and the Required Lenders may, in their sole and absolute discretion, agree to waive the requirement of delivery of a Guaranty and a Subordination Agreement by non-U.S. organized Wholly-Owned Subsidiaries of the Borrower which would otherwise be required to deliver such documents hereunder in the event the Administrative Agent and the Required Lenders determine that the delivery of such documents by such Wholly-Owned Subsidiary would have a material negative tax or other financial impact on the Borrower.

    2.20. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

    2.21. Notification of Advances, Etc. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.


                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

    3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

            (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment. Notwithstanding anything to the contrary set forth above in this Section, this Section shall not apply to Floating Rate Loans.

    3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender (other than any change taken into account in determining the interest rate applicable to Fixed Rate Advances). "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Notwithstanding anything to the contrary set forth above in this Section, this Section shall not apply to Floating Rate Loans.

    3.3. Availability of Types of Advances. If any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid.

    3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

    3.5 Taxes (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

    (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

    (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

    (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W- 8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

    (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

    (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

    (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

    3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 or 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV

                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

    4.1 Initial Advance. The Lenders shall not be required to make the initial Advance hereunder at any time prior to the date of this Agreement and unless and until the Borrower has furnished to the Administrative Agent with, in the case of each of the Loan Documents, sufficient copies for the Lenders:

             (i)    Duly executed originals of this Agreement.

            (ii) Duly executed originals of a Guaranty from each required Guarantor existing at the Effective Date.

            (iii) Duly executed originals of a Subordination Agreement from each required Guarantor existing at the Effective Date.

            (iv) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the Secretary of State of the State of Delaware.

            (v) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

            (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (vii) With respect to each of the Guarantors, copies of its articles of incorporation, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

            (viii) With respect to each of the Guarantors, copies, certified by the Secretary or Assistant Secretary of such Guarantor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Guaranty to which it is party.

            (ix) With respect to each of the Guarantors, an incumbency certificate, executed by the Secretary or Assistant Secretary of such Guarantor, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign the Guaranty to which it is party.

            (x) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

            (xi) A written opinion of counsel to the Borrower and the Guarantors, addressed to the Lenders in substantially the form of Exhibit D hereto.

            (xii) To the extent requested by any Lender, a Note payable to the order of such Lender.

            (xiii) Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

            (xiv) Evidence satisfactory to the Administrative Agent that upon funding of the initial Advance hereunder, all "Obligations" of the Borrower under (and as the term "Obligations" is defined in) the Existing Credit
                    Agreement (other than with respect to the Existing Letters of Credit) shall have been (or upon the funding of the first Advance hereunder shall be) paid in full and the credit facility evidenced thereby cancelled.

            (xv) Such other documents as any Lender or its counsel may have reasonably requested.

            (xvi) For delivery by the Administrative Agent to each of the Lenders, the upfront fee which the Borrower has agreed to pay as a condition precendent to the effectiveness of this Agreement and, for delivery by the Administrative Agent and to itself and the Arranger, as applicable, the administrative and arrangement fees described in that certain letter agreement dated June 23, 2000 among the Administrative Agent, the Arranger and the Borrower.

    4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date

            (i)     There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

            (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may, through the Administrative Agent, require a duly completed compliance certificate in substantially the form of Exhibit F hereto as a condition to making an Advance.

                                  ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lenders that:

    5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction where its ownership of property or conduct of business requires such authority and where failure to have such authority could have a Material Adverse Effect.

    5.2. Authorization and Validity. Each of the Borrower and the Guarantors has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by the Borrower and the Guarantors of the Loan Documents and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, the Loan Documents to which the Borrower is party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, and the Loan Documents to which each Guarantor is party constitute legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally

    5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Guarantors or the Borrower's or any Guarantor's articles of incorporation or by-laws or the provisions of any material indenture, instrument or agreement to which the Borrower or any of the Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents

    5.4. Financial Statements. The consolidated financial statements dated December 31, 1999 of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

    5.5. Material Adverse Change. Since December 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which is likely to have a Material Adverse Effect.

    5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

    5.7.    Litigation and Contingent Obligations.  Except as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

    5.8. Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

    5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $[3,000,000]. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

    5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

    5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

    5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which is likely to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default is likely to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness with a current outstanding principal amount in excess of $100,000.

    5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

    5.14. Ownership of Properties. Except as set forth on Schedule 5.14 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements as owned by it.

    5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement and the making of Loans hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

    5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has reasonably concluded that it is in material compliance with all applicable Environmental Laws in effect on the date of this representation and warranty. Except as set forth on Schedule 5.16 hereto, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

    5.17. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                  ARTICLE VI

                                  COVENANTS

    During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

    6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

            (i) Within 100 days after the last day of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of shareholders' equity, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

            (ii) Within 50 days after the last day of each of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of shareholders' equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

            (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit F hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (v) As soon as possible and in any event within l0 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

           (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

           (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (ix) Such other information (including non-financial formation) as the Administrative Agent or any Lender may from time to time reasonably request.

    6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to repay Indebtedness outstanding under the Existing Credit Agreement, support working capital requirements, general corporate purposes and friendly Acquisitions, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

    6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

    6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or in related business lines and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

    6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

    6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

    6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.

    6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

    6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

    6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock and dividends on preferred stock of the Borrower outstanding on the date of this Agreement), except that any Subsidiary may declare and pay dividends to, or make distributions to, or make redemptions from, the Borrower or a Wholly-Owned Subsidiary.

    6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            (i)     The Obligations.

            (ii) Indebtedness existing on the date hereof (other than Indebtedness under the Existing Credit Agreement) and described in Schedule 6.11 hereto.

            (iii) Indebtedness arising under Rate Hedging Agreements related to the Loans.

            (iv) Indebtedness issued following the Effective Date the proceeds of which are applied as required pursuant to
                    Section 2.17(i).

            (v) Indebtedness assumed in connection with Acquisitions consummated following the Effective Date and permitted pursuant to Section 6.14(vii), which, when added to outstanding Indebtedness permitted pursuant to subsection
                    (vi) below, does not exceed $100,000,000.

            (vi) Other Indebtedness, including, without limitation, Capitalized Leases, not otherwise permitted pursuant to subsections (i) through (v) above, in an aggregate amount outstanding at any date not to exceed the lesser of: (1) $40,000,000, and (2) that amount which, when added to outstanding Indebtedness permitted pursuant to subsection above, does not exceed $100,000,00.

In the event the Borrower or any Subsidiary wishes to assume any Indebtedness in connection with any Acquisition after the date of this Agreement in addition to that permitted in this Section 6.11 above, the Borrower shall provide all relevant documents in connection with such Indebtedness to the Administrative Agent and the Lenders for their review and prior approval. The Administrative Agent and the Lenders shall use their reasonable judgment in reviewing such documents and in deciding whether to grant such approval.

    6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except: (i) any merger of a Subsidiary into the Borrower or a Wholly-Owned Subsidiary, and (ii) any consolidation or merger in which the Borrower is the surviving entity and the shareholders of the Borrower prior to such consolidation or merger will control a majority of the Borrower's voting stock upon the closing of such consolidation or merger.

    6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

            (i)     Sales of inventory in the ordinary course of business.

            (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

    6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

    (i) Short-term obligations of, or fully guaranteed by, the United States of America.

    (ii) Commercial paper rated A-l or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or P-l or better by Moody's Investors Service, Inc.

    (iii) Municipal bonds rated AA or better, and preferred stock rated A or better, by Standard and Poor's Ratings Group.

    (iv) Demand deposit accounts maintained in the ordinary course of business.

    (v) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

    (vi) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14 hereto.

    (vii) Friendly Acquisitions involving (a) total consideration, including, without limitation, Indebtedness assumed in connection therewith, in an amount not to exceed (1) $30,000,000 in any one transaction or series of transactions related to the same entity (and as to which any Indebtedness assumed in connection therewith does not exceed $15,000,000); or (2) in the aggregate determined as of the last day of each fiscal quarter for the 12-month period ending on such date, $60,000,000 (excluding, for purposes of calculating compliance with this clause (2), Acquisitions consummated prior to October 1, 2000 and as to which any Indebtedness assumed in connection therewith does not exceed $30,000,000 in the aggregate),
            (b) targets in a similar line of business (radioactive pharmaceuticals and diagnostic imaging) as the Borrower, and (c) targets with a positive EBITDA; provided that on a proforma basis, the Borrower shall remain in compliance with all the covenants under this Agreement immediately upon consummation of such Acquisition.

    (viii)  Other Investments not otherwise permitted pursuant to subsections
            (i) through (vii) above, in an aggregate amount not to exceed $1,000,000 at any date.

    6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

    (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

    (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

    (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

    (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

    (v) Liens existing on the date hereof and described in Schedule 5.14 hereto.

    (vi) Liens on assets acquired in connection with Acquisitions permitted pursuant to Section 6.14(vii) above, securing Indebtedness existing prior to the date of the consummation of such Acquisition and assumed in connection therewith, said Liens affecting only the assets acquired, which Indebtedness, when added to Indebtedness secured by Liens permitted pursuant to subsection
            (vii) below, does not exceed $100,000,000.

    (vii) Purchase money Liens not otherwise permitted pursuant to subsections (v) and (vi) above arising after the Effective Date securing Indebtedness in an aggregate amount at any one time outstanding not to exceed the lesser of: (1) $40,000,000, and (2) that amount which, when added to Indebtedness secured by Liens permitted pursuant to subsection (vi) above, does not exceed $100,000,000.

    6.16. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend for Capital Expenditures in the aggregate in excess of the sum of (a) 100% of all depreciation, depletion and amortization expenses of the Borrower and its Subsidiaries on a consolidated basis, and (b) 50% of the net income of the Borrower and its Subsidiaries on a consolidated basis, all determined as of the last day of eac fiscal quarter for the 12-month period ending on such date.

    6.17. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

    6.18. Net Worth. The Borrower will not permit at any date the Net Worth of the Borrower and its consolidated Subsidiaries to be less than the sum of:
(i) $120,000,000, plus (ii) 50% of net income of the Borrower and its consolidated Subsidiaries (if positive and with no reduction in the event of loss) earned at any time after December 31, 1999, determined in accordance with Agreement Accounting Principles, plus (iii) 75% of proceeds of any new equity issuance of the Borrower and its consolidated Subsidiaries occurring at any time after December 31, 1999.

    6.19. Leverage Ratio. The Borrower will not permit its Leverage Ratio, determined on a consolidated basis for the Borrower and its consolidated Subsidiaries as of the last day of each fiscal quarter to exceed: 2.5:1.

    6.20. Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries as of the last day of each fiscal quarter to be less than 3.00:1.

                                  ARTICLE VII

                                   DEFAULTS

    The occurrence of any one or more of the following events shall constitute a Default:

    7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

    7.2. Nonpayment of principal of any Advance on the date when due, or nonpayment of interest upon any Advance or of any fee or other Obligation under any of the Loan Documents within five days after the same becomes due.

    7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.10 through 6.20 of Article VI.

    7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Lender.

    7.5. Failure of the Borrower or any Subsidiary to pay when due any Indebtedness aggregating in excess of $3,000,000 ("Material Indebtedness"); or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

    7.6. The Borrower or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

    7.7. Without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.


    7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a" Condemnation"), all or any portion of the Property of the Borrower or any Subsidiary which, when taken together with all other Property of the Borrower or any Subsidiary so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

    7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money (to the extent not covered by insurance) in excess of $3,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

    7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

    7.11. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could be reasonably expected to have a Material Adverse Effect.

    7.12. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

    7.13. Nonpayment by the Borrower of any Rate Hedging Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Hedging Agreement.

    7.14. Any Guaranty or Subordination Agreement shall fail to remain in full force or effect (and such failure could reasonably be expected to have a Material Adverse Effect) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty or Subordination Agreement, or any Guarantor shall fail to comply with any of the terms or provisions of its Guaranty or Subordination Agreement (and such failure could reasonably be expected to have a Material Adverse Effect), or any Guarantor denies that it has any further liability under its Guaranty or Subordination Agreement, or gives notice to such effect.

    7.15.   There shall occur a Change in Control.


                                  ARTICLE VII

                  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

    8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and Bank One's obligation to issue Facility LCs hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder (and Bank One may in its sole discretion terminate or suspend its obligation to issue Facility LCs hereunder), or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. Any amounts paid by the Borrower to the Administrative Agent on account of Outstanding Facility LCs shall be held by the Administrative Agent as cash collateral for the obligations of the Borrower with respect to unpaid LC Drawings relating thereto, and the Borrower hereby grants to the Administrative Agent a first perfected security interest in said cash and authorizes the Administrative Agent to apply such cash on account of future LC Drawings as such become payable by the Borrower.

    If, within five (5) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

    8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

    (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof or interest thereon or fees (to the extent such fees are payable to the Lenders in their capacities as such), or reduce the rate or extend the time of payment of interest or fees thereon.

    (ii)    Reduce the percentage specified in the definition of Required
            Lenders.

    (iii) Reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase or decrease the amount of the Commitment of any Lender hereunder (except for a ratable decrease in the Commitments of all Lenders or an increase permitted under Section 12.3), or permit the Borrower to assign its rights under this Agreement.

    (iv)    Amend this Section 8.2.

    (v)     Release any Guarantor from its obligations under its Guaranty.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.1(e) without obtaining the consent of any other party to this Agreement.

    8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                                  ARTICLE IX

                              GENERAL PROVISIONS

    9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

    9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

    9.3. Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

    9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

    9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13

    9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

    9.7. Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents.
The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

    (ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

    9.8. Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

    9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

    9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

    9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

    9.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates which need to receive such information, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee which need or needs to receive such information, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, provided that Lender shall use its best efforts to notify the Borrower prior to such disclosure, and
(vi) permitted by Section 12.6.

    9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.


                                  ARTICLE X

                          THE ADMINISTRATIVE AGENT

    10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

    10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

    10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly Leveraged transaction".

    10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

   10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    10.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

    10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

    10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

    10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

    10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

    10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

    10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. If the Administrative Agent in its capacity as a Lender shall no longer hold any Commitment hereunder, the Required Lenders shall have the right to require the Administrative Agent to resign pursuant to this Section 10.12. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

    10.13. Administrative Agent's Fee; Arranger's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, and to the Arranger, their respective fees pursuant to that certain fee letter dated of June 23, 2000 among the Administrative Agent, the Arranger and the Borrower, or as otherwise agreed from time to time.

    10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement and the other Loan Documents to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

    10.15. Documentation Agent. The Documentation Agent shall have no right, power, obligations, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.


                                  ARTICLE XI

                          NO WAIVER; RATABLE PAYMENTS

    11.1. No Waiver. Nothing contained in this Agreement is, or shall in the future be deemed to constitute, a waiver of any right, remedy, power or protection available to the Lenders in law (including, without limitation, common law) or in equity, now existing or hereafter arising, whether or not such right, remedy, power or protection is expressly stated in this Agreement.

    11.2. Ratable Payments. If any Lender has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender receives collateral or other protection for its Obligations, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If any such amount is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                  ARTICLE XII

                   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

    12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 1.23. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

    12.2.   Participations.

            12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any participating interests in any Facility LC or unrepaid LC Drawing, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Commitment, Facility LC or unrepaid LC Drawing in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Commitment, Facility LC or unrepaid LC Drawing, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Commitment, Facility LC or unrepaid LC Drawing, releases any Guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

    12.3.   Assignments.

            12.3.1   Addition of New Lender

                     (i) Subject to the limitation to the Maximum Aggregate Commitment and the provisions of Section 12.5 below, the Borrower or any Lender may at any time propose that one or more banks or other entities institutions (each, an "Applicant Institution") become an additional Lender hereunder. At such time, the Borrower or such Lender, as applicable, shall notify the other parties hereto, including the Administrative Agent, of the identity of such Applicant Institution and such Applicant Institution's proposed Commitment. The addition of any Applicant Institution shall be subject to:

                           (a) If such Applicant Institution is proposed for inclusion as a Lender hereunder by an existing Lender and is not an Affiliate of such Lender or another existing Lender, the prior written consent of the Administrative Agent and, if but only if there shall not have occurred and be continuing a Default, the Borrower, and if such Applicant Institution is proposed for inclusion as a Lender hereunder by the Borrower, the prior written consent of the Administrative Agent, none of which consents shall be unreasonably withheld; and

                           (b)   Delivery of each of the items and the
            occurrence of each of the events described in subparagraph (ii) below.

                     (ii) Assuming delivery of the consent of the Borrower and/or the Administrative Agent as required pursuant to subparagraph (i)(a) above, the Administrative Agent, the Borrower and, if such Applicant Institution will be acquiring a portion of an existing Lender's Maximum Commitment by way of assignment from such existing Lender, such existing Lender, shall mutually agree on the Adjustment Date on which such Applicant Institution shall become a party hereto and a Lender hereunder. On such Adjustment
            Date:

                           (a) The Administrative Agent shall deliver to the Borrower and each of the Lenders a replacement Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Commitment and the Lenders' respective Commitments and Percentage Shares

                           (b) No later than 12:00 noon (Chicago time) on such Adjustment Date, such Applicant Institution shall pay to the Administrative Agent an amount equal to such Applicant Institution's Percentage Share of Advances outstanding. The Administrative Agent shall thereupon remit to the Lenders their Percentage Shares of such funds. Following such Adjustment
            Date, fees and interest accrued on the Obligations to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Administrative Agent on such Adjustment Date.

                           (c) If such Applicant Institution is acquiring a portion of an existing Lender's Commitment and Percentage Share by way of assignment from such existing Lender, the Administrative Agent, the Borrower, the assigning Lender and the Applicant Institution shall execute and deliver an assignment agreement in substantially the form of Exhibit G (an "Assignment Agreement"), or if such Applicant Institution is becoming a Lender hereunder as a result of an increase in the Aggregate Commitment, the Administrative Agent, the Borrower and the Applicant Institution shall execute and deliver an additional lender agreement in substantially the form of Exhibit H (an "Additional Lender Agreement"), either of which Assignment Agreement or Additional Lender Agreement shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect the inclusion of the Applicant Institution as a Lender hereunder.

                           (d) If requested by the Applicant Institution, the Borrower shall execute and deliver to such Applicant Institution a Note.

                           (e) The Applicant Institution shall pay to the Administrative Agent a registration fee of $3,000.

    Subject to the requirements described above, on the Adjustment Date the Applicant Institution shall become a party hereto and a Lender hereunder and shall be entitled to all rights, benefits and privileges accorded a Lender under the Loan Documents and shall be subject to all obligations of a Lender under the Loan Documents.

            12.3.2   Assignments Among Existing Lenders

                     (i) Any Lender may at any time agree to assign a portion of such Lender's Commitment and Percentage Share to an existing Lender (a "Transferee Lender"). In such event, such Lender and the Transferee Lender shall so notify the Administrative Agent and the Borrower of the Adjustment Date on which such assignment is to be effective. On such Adjustment Date:

                           (1) The Administrative Agent shall deliver to the Borrower and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Commitment Limit and the Lenders' respective Commitments and Percentage Shares.

                           (2) The Administrative Agent, the Borrower, the assigning Lender and the Transferee Lender shall execute and deliver an Assignment Agreement, which shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect such transfer.

                           (3) No later than 12:00 noon (Chicago time) on such Adjustment Date, the Transferee Lender shall pay to the Administrative Agent an amount equal to such Transferee Lender's Percentage Share of advances outstanding in excess of such Transferee Lender's previous Percentage Share thereof. The Administrative Agent shall thereupon remit to the transferring Lender the amount thereof.

            12.3.3 Minimum Commitment. Notwithstanding anything to the contrary contained herein, the inclusion of any Applicant Institution as a Lender hereunder and the assignment by an existing Lender of a portion of such Lender's Commitment to a Transferee Lender above shall be subject to the following restrictions:

                     (i) If an Applicant Institution is acquiring a portion of an existing Lender's Commitment by way of an assignment from such existing Lender, then such assignment of Commitment must be in the minimum amount of $5,000,000 and such existing Lender must continue to hold a Commitment of not less than $5,000,000 following the consummation of the contemplated assignment;

                     (ii) If an existing Lender is assigning a portion of its Commitment to a Transferee Lender, such assignment of Commitment is in the minimum amount of $5,000,000 and such existing Lender shall continue to hold a Commitment of not less than $5,000,000 following the consummation of the contemplated assignment.

    12.4. Increases in Availability. From time to time the Borrower and any Lender (an "Increasing Lender") may agree, with the prior written consent of the Administrative Agent and subject, in the case of a proposed permanent increase, to the provisions of Section 12.5 below, to permanently or temporarily increase such Lender's Commitment and Percentage Share, the dollar amount of any such increase to be, subject to the Maximum Aggregate Commitment limitation, in the minimum dollar amount of $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof. The Borrower and the Increasing Lender shall agree on the Adjustment Date for said increase and, if the increase is a temporary rather than permanent increase, the date on which said increase shall terminate (the "Temporary Increase Termination Date").
The Administrative Agent shall deliver to the Borrower and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, and the Lenders shall purchase and sell among themselves Loans in amounts necessary to effect the new Percentage Shares as of such Adjustment Date. On the Temporary Increase Termination Date, if any, the aggregate amount of such Increasing Lender's Percentage Share of outstanding Advances held by the Increasing Lender in excess of its Commitment after giving effect to the termination of the subject increase shall, if but only if at such Temporary Increase Termination Date there does not exist a Default, be payable in full. If at the Temporary Increase Termination Date there exists a Default, the temporary increase of the Increasing Lender shall continue in effect and, unless otherwise agreed by 100% of the Lenders, shall be treated thereafter as a permanent increase in said Increasing Lender's Commitment.

    12.5.   Right of First Refusal.  Notwithstanding the provisions of
Sections 12.3.1 and 12.4 above, at any time no Default or Unmatured Default has occurred and is continuing, the Company may, by notice to the Administrative Agent, request that, on the terms and conditions contained in this Agreement, the Lenders and/or Applicant Institutions provide up to the Maximum Aggregate Commitment in additional Commitments. Upon receipt of such notice, the Administrative Agent shall use all commercially reasonable efforts to arrange for the Lenders or Applicant Institutions to provide such additional Commitments; provided that the Administrative Agent will first offer each of the Lenders that then has a Commitment a pro rata portion (based upon the Commitments at such time) of any such additional Commitments, which Lenders shall notify the Administrative Agent in writing if such Lenders choose to provide such additional Commitments. Alternatively, any Lender may commit to provide the full amount of the requested additional Commitments and then offer portions of such additional Commitments to the other Lenders or Applicant Institutions, subject to the proviso in the immediately preceding sentence. Nothing contained in this Section 12.5 or otherwise in this Agreement is intended to commit any Lender or the Administrative Agent to provide any portion of any such additional Commitments. If and to the extent that any Lenders and/or Applicant Institutions agree, in their sole discretion, to provide any such additional Commitments: (i) the Aggregate
Commitment shall be increased by the amount of the additional Commitments agreed to be so provided, (ii) the Percentage Shares of the respective Lenders in respect of the Commitments shall be adjusted accordingly, (iii) at such time and in such manner as the Company and the Administrative Agent shall agree (it being understood that the Company and the Administrative Agent will use all commercially reasonable efforts to avoid the prepayment or assignment of any Eurodollar Advance on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Loans and participations in LC Obligations held by each Lender to conform to the respective percentages of the applicable Commitments of the Lenders and
(iv) the Company shall execute and deliver supplements to this Agreement or any other Loan Documents and any additional Notes as the Administrative Agent may reasonably request.

    12.6. The Borrower authorizes each Lender to disclose to any Participant, Applicant Institution or any other Person acquiring an interest in the Loan Documents by operation of law and any prospective such Person any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each such Person agrees to be bound by Section 9.12 of this Agreement.

    12.7. Tax Treatment. If any interest in any Loan Document is transferred to any Applicant Institution which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Applicant Institution, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.


                                 ARTICLE XIII

                                   NOTICES

    13.1. Notices. Except as otherwise permitted by Section 2.20 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth on the signature pages hereof or in its administrative questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

    13.2. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                 COUNTERPARTS

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.


                                  ARTICLE XV

         CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

    15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON- EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

    15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                           [Signature Pages Following]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent Have executed this Agreement as of the date first above written.

                              SYNCOR INTERNATIONAL CORPORATION

                              By:         /s/ Michael E. Mikity
                              Print Name: Michael E. Mikity
                              Title:      Senior Vice President

                              Address:     6464 Canoga Avenue, Woodland
                                           Hills, California 91367
                              Fax:         (818) 737-4468
                              Attention:   Mr. Michael E. Mikity, Senior Vice
                                           President; Chief Financial Officer

                              BANK ONE, NA, as Administrative Agent, as LC
                              Issuer and as a Lender


                              By:         /s/ Richard G. Hillsman
                              Print Name: Richard G. Hillsman
                              Title:      First Vice President

                              Address:     777 South Figueroa Street, 4th Floor
                                           Los Angeles, California 90017
                              Fax:         (213) 683-4999
                              Attention:   Mr. James P. Moore, Senior Vice
                                           President

                              With copy to:

                              Address:     One Bank One Plaza, 10th Floor
                                           Chicago, Illinois 60670
                              Fax:         (312) 732-4840
                              Attention:   Ms. Deborah Turner

                              THE BANK OF NOVA SCOTIA, as Documentation Agent and as a Lender

                              By:         /s/ R.P. Reynolds
                              Print Name: R.P. Reynolds
                              Title:      Director

                              Address:     580 California Street, Suite 2100
                                           San Francisco, California 94104
                              Fax:         (415) 397-0791
                              Attention:   Robert Reynolds, Director

                              FLEET NATIONAL BANK, as a Lender

                              By:         /s/ Kimberly Martone
                              Print Name: Kimberly Martone
                              Title:      Director

                              Address:     100 Federal Street, 9th Floor
                                           Boston, Massachusetts 02110
                              Fax:         (617) 434-0819
                              Attention:   Ms. Kimberly Martone, Director,
                                           Biotechnology & Life Services

                              MELLON BANK, N.A., as a Lender

                              By:         /s/ Richard M. McNiven
                              Print Name: Richard M. McNiven
                              Title:      Vice President

                              Address:     601 West 5th Street Los Angeles,
                                           California 90071
                              Fax:         (949) 253-5045
                              Attention:   Mr. Richard M. McNiven, Vice
                                           President

                              THE NORTHERN TRUST COMPANY, as a Lender

                              By:         /s/ Candelario Martinez
                              Print Name: Candelario Martinez
                              Title:      Vice President

                              Address:     50 South LaSalle Street B-2
                                           Chicago, Illinois 60675
                              Fax:         (312) 444-7028
                              Attention:   Mr. Candelario Martinez, Vice
                                           President

                              UNION BANK OF CALIFORNIA, N.A., as a Lender

                              By:         /s/ Darr L. Woods
                              Print Name: Darr L. Woods
                              Title:      Vice President

                              Address:     5855 Topanga Canyon Boulevard, Suite
                                           200, Woodland Hills, California
                                           91367
                              Fax:         (818) 595-2063
                              Attention:   Mr. Darr L. Woods, Vice President

                       ANNEX 1:  COMMITMENT SCHEDULE
                                 (as of Effective Date)

Aggregate Maximum Commitment:    $200,000,000
Aggregate Commitment:            $150,000,000


         LENDER                   COMMITMENT           PERCENTAGE SHARE

        Bank One, NA              $50,000,000             0.333333

   The Bank of Nova Scotia        $30,000,000             0.200000

      Mellon Bank, N.A.           $25,000,000             0.166667

      Fleet National Bank         $20,000,000             0.133333

Union Bank of California, N.A.    $15,000,000             0.100000

    The Northern Trust Company    $10,000,000             0.066667

           TOTAL:                 $150,000,000            1.000000

          ANNEX 2:  SCHEDULE OF EXISTING LETTERS OF CREDIT

 L/C No.           Amount       Expiry Date            Beneficiary

30014000         $15,850.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation NY

30024000         $15,850.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation NY

30034000         $16,700.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation N

30104000         $700,000.00     10/14/2000      Soreq NRC Israel

30274000         $15,850.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation NY

30284000         $16,700.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation N

30294000         $15,850.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation NY

30304000         $15,850.00      05/11/2001      New York State Dept. of
                                                 Environmental Conservation NY

30314000         $35,750.00      12/31/2000      Morgan Realty Partners, Inc.

        Total   $848,400.00

                              ANNEX 3:  PRICING SCHEDULE

APPLICABLE       LEVEL I     LEVEL II      LEVEL III    LEVEL IV      LEVEL V
  MARGIN         STATUS       STATUS        STATUS       STATUS       STATUS

Eurodollar
  Rate            0.75%       1.00%         1.25%         1.50%        1.75%

ABR               -0-%        -0-%          -0-%          -0-%         0.25%

APPLICABLE       LEVEL I     LEVEL II      LEVEL III    LEVEL IV      LEVEL V
FEE RATE         STATUS       STATUS        STATUS        STATUS       STATUS

Commitment Fee    0.15%       0.175%        0.20%         0.25%        0.30%

Standby Letter
 of Credit Fee    0.75%       1.00%         1.25%         1.50%        1.75%

Pricing will be set at Level IV until the Borrower delivers its financial statements for the fiscal year ending December 31, 2000 as required pursuant to
Section 6.1(i).

    For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

    "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

    "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 0.75 to 1.00.

    "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is equal to or greater than 0.75 to 1.00 but less than 1.25 to 1.00.

    "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00.

    "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or level III Status and (ii) the Leverage Ratio is equal to or greater than 1.75 to 1.00 but less than 2.25 to 1.00.

    "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

    "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

    The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                   EXHIBIT A

                                 FORM OF GUARANTY


    THIS GUARANTY (the "Guaranty") is made and dated as of the day_______ of, 20__ by ________________________, a _______________________("Guarantor").

                                     RECITALS

    A. This Guaranty is being executed and delivered to Bank One, NA, acting in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to that certain Credit Agreement dated as of _________, 2000 by and among Syncor International Corporation (the "Borrower"), the Administrative Agent, and the lenders from time to time party thereto (the "Lenders") (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement).

    B. Pursuant to the Credit Agreement the Lenders have agreed to extend credit to The Borrower on the terms and subject to the conditions set forth therein.

    C. Pursuant to the terms of the Credit Agreement, Guarantor is required, among Other things, to execute and deliver this Guaranty to the Administrative Agent for the Benefit of the Lenders.

    NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:


                                     AGREEMENT

    1. Guarantor hereby absolutely and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of all obligations of the Borrower to the Lenders under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (collectively and severally, the "Guaranteed Obligations"), whether or not such Guaranteed Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such Guaranteed Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guaranteed Obligations may be or hereafter become otherwise unenforceable

    2. Guarantor hereby absolutely and unconditionally guarantees the payment of the Guaranteed Obligations, whether or not due or payable by the Borrower, upon: (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, either the Borrower or Guarantor, or (b)the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of either the Borrower or Guarantor, and unconditionally promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of Lenders, or order, on demand, in lawful money of the United States.

    3. The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected or impaired by (a) any direction of application of payment by the Borrower or by any other party, or (b) any other guaranty, undertaking or maximum liability of Guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any obligations of any other guarantor of the Guaranteed Obligations, or (e) any dissolution, termination or increase, decrease or change in personnel of Guarantor, or (f) any payment made to the Administrative Agent or any Lender on the Guaranteed Obligations which the Administrative Agent or any Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by reason of any such proceeding.

    4.      (a)   The obligations of Guarantor hereunder are independent of
the obligations of the Borrower with respect to the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against the Borrower and whether or not the Borrower be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Guarantor.

            (b) All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature ("Taxes"). Guarantor shall pay any such Taxes, including
Taxes on any amounts so paid, and will promptly furnish any Lender copies of any tax receipts or such other evidence of payment as such Lender may require.

    5. Guarantor authorizes the Administrative Agent and Lenders (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;
(b) take and hold security for the payment of this Guaranty or the Guaranteed Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and Lenders in their discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors. The Administrative Agent and Lenders may, without notice to or the further consent of the Borrower or Guarantor, assign this Guaranty in whole or in part to any person acquiring an interest in the Guaranteed Obligations.

    6. It is not necessary for the Administrative Agent or any Lender to inquire into the capacity or power of the Borrower or the officers acting or purporting to act on their behalf, and Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

    7. Guarantor waives any right to require the Administrative Agent or any Lender to (a) proceed against the Borrower or any other party; (b) proceed against or exhaust any security held from the Borrower; or (c) pursue any other remedy whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of the Borrower other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either the Borrower, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and Lenders may, at their election, foreclose on any security held for the Guaranteed Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy they may have against the Borrower, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations have been paid Guarantor waives all rights and defenses arising out of an election of remedies, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure.

    8. Guarantor hereby waives any claim or other rights which Guarantor may now have or may hereafter acquire against the Borrower or any other guarantor of all or any of the Guaranteed Obligations that arise from the existence or performance of Guarantor's obligations under this Guaranty or any other of the Loan Documents (all such claims and rights being referred to as the "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy which the Administrative gent or any Lender has against the Borrower or any collateral which the Administrative Agent or any Lender now has or hereafter acquires for the Guaranteed Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor's Conditional Rights and either (a) such amount is paid to Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to Guarantor any payment made by the Borrower to the Administrative Agent or any Lender is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Lenders and shall forthwith be paid to the Administrative Agent for the benefit of Lenders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order and manner as Lenders, in their sole discretion, shall determine. To the extent that any of the provisions of this Paragraph 8 shall not be enforceable, Guarantor agrees that until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Borrower or Guarantor may be determined to be a preferential payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to the Lenders' right to full payment and performance of the Guaranteed Obligations and Guarantor shall not seek to enforce Guarantor's Conditional Rights during such period.

    9. Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Guarantor assumes all responsibility for being and keeping itself informed of either the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have a duty to advise Guarantor of information known to it regarding such circumstances or risks.

    10. In addition to the Guaranteed Obligations, Guarantor agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Administrative Agent and Lenders in enforcing this Guaranty in any action or proceeding arising out of or relating to this Guaranty.

    11. Guarantor has reviewed and approved the Credit Agreement and the Loan Documents. Guarantor agrees to execute any and all further documents, instruments and agreements as the Administrative Agent from time to time reasonably requests to evidence Guarantor's obligations hereunder.

    12. This Guaranty and the other Loan Documents shall be governed by and construed in accordance with the substantive laws of the State of California.

                                __________________________________, a
                                ______________________ corporation

                                By:_______________________________
                                Name:_____________________________
                                Title:____________________________

                               EXHIBIT B

                              FORM OF NOTE

                                                   Woodland Hills, California
                                                       __________ ___, ______

       FOR VALUE RECEIVED, SYNCOR INTERNATIONAL CORPORATION, a _______________ corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ___________(the "Lender") at the office of Bank One, NA, a national banking association (the "Administrative Agent"), located at One Bank One Plaza, Chicago, Illinois 60670, in lawful money of the United States and in immediately available funds, on the dates required under that certain Credit Agreement dated as of _________, 2000 among the Borrower, the lenders from time to time party thereto, including the Lender, and the Administrative Agent (as the same may be amended or modified and in effect from time to time, the "Agreement"), the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement.

       The Borrower further agrees to pay interest in like money and funds at the office of the Administrative Agent referred to above, on the unpaid principal balance hereof from the date advanced until paid in full at the applicable rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on or before the Facility Termination Date. The holder of this Note is hereby authorized to record the date and amount of each Loan and the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note (or by any analogous method the holder hereof may elect consistent with its customary practices); provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Borrower under the Agreement and this Note.

       This Note is one of the Notes issued pursuant to, and is entitled to the Benefits of, the Agreement, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                     SYNCOR INTERNATIONAL CORPORATION


                                     By:________________________________
                                     Print Name:________________________
                                     Title:_____________________________

                          SCHEDULE OF LOANS AND PAYMENTS

                                         TO

                       NOTE OF SYNCOR INTERNATIONAL CORPORATION

                                 DATED __________, ____

         Principal    Maturity of               Principal             Interest
         Amount of     Interest     Interest     Amount      Unpaid    Amount
Date       Loan         Period        Rate        Paid       Balance   Paid

                                EXHIBIT C

                     FORM OF SUBORDINATION AGREEMENT

            THIS SUBORDINATION AGREEMENT (the "Subordination Agreement") is made and dated as of the ______ day of _________, 20 __ by and among SYNCOR INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), BANK
ONE, NA, acting in its capacity as Administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to that certain Credit Agreement dated as of ______________, 2000 by and among the Borrower, the Administrative Agent, and the lenders from time to time party thereto (the "Lenders") (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), and _____________, a _________________ corporation (the
"Creditor").


                                RECITALS


    A. Pursuant to the Credit Agreement the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

    B. Pursuant to the terms of the Credit Agreement, the Creditor is required to subordinate its right to the payment of monies from the Borrower to the payment and performance of the Obligations under (and as defined in) the Credit Agreement (the "Senior Obligations"), and to execute and deliver this Subordination Agreement to the Administrative Agent for the benefit of the Lenders as evidence thereof.

    NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  AGREEMENT

    1. The Creditor has extended and may in the future extend credit to the Borrower from time to time. The principal of all now existing and hereafter arising indebtedness of the Borrower to the Creditor together with accrued but unpaid interest thereon is hereinafter referred to as the "Claims".

    2. The Creditor is or will be the sole and absolute owner of the Claims and has not sold, assigned, transferred or otherwise disposed of any right it may have to repayment of the Claims or any security therefor.

    3. The Claims and all rights and remedies of the Creditor with respect thereto and any lien securing payment thereof are and shall continue to be subject, subordinate and rendered junior in the right of payment to the Senior Obligations, as the same may be extended, amended or replaced form time to time.

    4. Unless and until the Senior Obligations shall have been fully paid and discharged and any agreement by the Lenders to make further loans or advances to the Borrower shall have terminated:

            (a) The Borrower will not make or give, and the Creditor will not receive, directly or indirectly, any payment, advance, credit or further security of any kind whatsoever on account of the Claims, or any new or further evidence thereof;

            (b) The Creditor will not sell, assign, transfer or endorse the Claims or any part or evidence thereof;

            (c) The Creditor will not modify the Claims or any part or evidence thereof; and

            (d) The Creditor will not take, or permit any action to be taken, to assert, collect or enforce the Claims or any part thereof.

    5. Each of the Borrower and the Creditor waives notice of acceptance of this Subordination Agreement by the Lenders, and each of the Creditor waives notice of and consent to the amount and terms of any loan or loans which the Lenders may from time to time make to the Borrower and any renewal or extension thereof and any action which the Lenders in their sole and absolute discretion may take or omit to take with respect thereto.

    6. This Subordination Agreement shall constitute a continuing agreement of subordination and the Lenders may, from time to time and without notice to the Creditor, lend money to or make other financial arrangements with the Borrower in reliance hereon until written notice of termination shall be delivered by the Creditor to the Lenders by certified mail, return receipt requested. The receipt by the Lenders of such notice shall not affect this Subordination Agreement as it relates to any Senior Obligations then existing, to any Senior Obligations incurred thereafter pursuant to a previous commitment by the Lenders or to any amendments to, or extensions or renewals of, any such Senior Obligations.

    7. In the event of a default in the performance or observance of any of the foregoing, the Senior Obligations shall forthwith become due and payable at the election of the Lenders, without presentment, demand or notice of any kind, all of which are hereby waived.

    8.      The Creditor agrees as follows

           (a) Upon any distribution of all of the assets of the Borrower to creditors of the Borrower upon the dissolution, winding up, liquidation, arrangement, or reorganization of the Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Claims shall be paid or delivered directly to the Administrative Agent for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.

            (b) If any proceeding referred to in subsection (a) above is commenced by or against the Borrower:

                  (1) The Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of the Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Claims or enforcing any security interest or other lien securing payment of the Claims) as the Lenders may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder; and

                  (2) The Creditor shall duly and promptly take such action as the Lenders may request (i) to collect the Claims for account of the Lenders and to file appropriate claims or proofs of claim in respect of the Claims, (ii) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Claims, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Claims.

            (c) All payments or distributions upon or with respect to the Claims which are received by the Creditor contrary to the provisions of this Subordination Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Creditor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations.

            (d) The Administrative Agent on behalf of the Lenders is hereby authorized to demand specific performance of this Subordination Agreement, whether or not the Borrower shall have complied with any or all of the provisions hereof applicable to the Borrower, at any time when the Creditor shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it.

    9. It is the intent of the Creditor to create by this Subordination Agreement a security interest in favor of the Administrative Agent for the benefit of the Lenders in the Claims and in the Creditor's other rights to receive money or other property from the Borrower, whether such rights shall constitute accounts, contract rights, chattel paper, instruments, general intangibles or otherwise. The Creditor hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in the Claims in order to secure the payment and performance of the Creditor' obligations pursuant to this Subordination Agreement.

    10. The Creditor authorizes the Administrative Agent and the Lenders (whether or not after revocation of this Subordination Agreement), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing the Creditor's obligations hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Obligations or any part thereof, including without limitation to increase or decrease the rate of interest thereon; (b) take and hold security for the payment of the Senior Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release and substitute any one or more endorsers, warrantors, the Borrower or other obligors.

    11. This Subordination Agreement shall extend to and be binding upon the successors and assigns of each of the parties hereto.

    12. This Subordination Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any party hereto may execute this Subordination Agreement by signing any such counterpart.

    13. This Subordination Agreement shall be construed in accordance with and governed by the substantive laws of the State of California.

                                    BANK ONE, NA,
                                    as Administrative Agent
                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    SYNCOR INTERNATIONAL
                                    CORPORATION, a Delaware corporation

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________


						_________________________________

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                              EXHIBIT D

                           FORM OF OPINION

                                                       October __, 2000

The Administrative Agent and the Lenders who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

    We have acted as counsel for Syncor International Corporation (the "Borrower") and each of the Guarantors in connection with the execution and delivery of that certain Credit Agreement dated as of October 17, 2000 (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Administrative Agent, and the other Loan Documents in connection therewith. This opinion is being furnished to the Administrative Agent and the Lenders pursuant to the provisions of Section 4.1(xi) of the Agreement. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

    We have examined executed copies of each of the Loan Documents and copies of the articles of incorporation and by-laws (with all amendments respectively thereto) of each of the Borrower and the Guarantors, and certified copies of resolutions adopted by the Board of Directors of the Borrower on ____________, 2000, authorizing the execution and delivery of the Loan Documents to which the Borrower is party, and certified copies of resolutions adopted by the Board of Directors of each of the Guarantors on _____________, 2000, authorizing the execution and delivery of the Loan Documents to which such Guarantor is party. We are generally familiar with the business and operations of the Borrower and the Guarantors. We have examined such statutes, decisions and matters of law and other documents as we deemed necessary to express the following opinions.

    In our examination made for the purpose of rendering these opinions, we have relied upon the certificates of incumbency this day furnished to us as to the genuineness of all signatures. After due inquiry and examination, we have assumed for the purpose of the opinions the authenticity of all other documents submitted to us as originals and the conformity with originals of all other documents submitted to us as certified copies. As to any questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of governmental officials and certificates of officers of the Company, copies of which are attached hereto.

    The opinions hereinafter expressed are subject to the following qualifications:

    (a) The effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally; and

    (b) The effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

    Based upon the foregoing, it is our opinion that:

    1. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

    2. Each of the Borrower and the Guarantors has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery of the Loan Documents by the Borrower and the Guarantors and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, the Loan Documents to which the Borrower is party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, and the Loan Documents to which each Guarantor is party constitute legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their terms. The execution and delivery by the Borrower or any Guarantor of the Loan Documents, the consummation of the transactions therein contemplated, and compliance with the provisions thereof will not:

    (a)     require any consent of the Borrower's shareholders;

    (b)     violate any law, rule, regulation, order, writ, judgment,
		injunction, decree or award binding on the Borrower or any of the Guarantors or the Borrower's or any Guarantor's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of the Guarantors is a party or is subject; or

    (c)     result in, or require, the creation or imposition of any Lien
		pursuant to the provisions of any indenture, instrument or agreement to which the Borrower or any of the Guarantors is a party or is subject.

    3. There is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

    4. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of the Guarantors, is required to be obtained by the Borrower or any of the Guarantors in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower or any Guarantor of the Obligations.

    5. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    6. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    This opinion may be relied upon by the Administrative Agent, the Lenders and their participants, assignees and other transferees.


                                          Very truly yours,

							______________________________

                                 EXHIBIT E

                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Administrative Agent (the "Administrative Agent") under the Credit
Agreement

Described Below.

Re: Credit Agreement, dated as of October 17, 2000 (as the same may be amended or modified, the "Credit Agreement"), among Syncor International Corporation (the "Borrower"), the Lenders named therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.20 of the Credit Agreement.

Facility Identification Number(s)___________________________________________

Customer/Account Name_______________________________________________________

Transfer Funds To___________________________________________________________

				____________________________________________________

				____________________________________________________

For Account No._____________________________________________________________

Reference/Attention To______________________________________________________

Authorized Officer (Customer Representative)    Date________________________

_________________________________			____________________________
(Please Print)                                  Signature

Bank Officer Name                               Date________________________

_________________________________			____________________________
(Please Print)                                  Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                     EXHIBIT F

                            FORM OF COMPLIANCE CERTIFICATE

    To:    The Lenders parties to the
           Credit Agreement Described Below

    This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 17, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among Syncor International Corporation (the "Borrower"), the lenders party thereto and Bank One, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

    THE UNDERSIGNED HEREBY CERTIFIES THAT:

    1.      I am the duly elected ______________ of the Borrower;

    2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

    3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

    4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

    5. Schedule II attached hereto sets forth the determination of the interest rate to be paid for Advances commencing the first day of the month following the delivery hereof.

    6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement and the other Loan Documents and the status of compliance.

    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

            The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _________, 20___.

                       SCHEDULE I TO COMPLIANCE CERTIFICATE

SYNCOR INTERNATIONAL
CORPORATION
SCHEDULE 1 TO COMPLIANCE CERTIFICATE ($000S)
COMPLINACE AS OF

6.18 NET WORTH
BASE REQUIREMENT                                        120,000
PLUS: 50% OF NET INCOME AFTER 12/31/99
QUARTER     NET INCOME    50% OF NET INC

Q1 2000                         	   0
Q2 2000                         	   0

                             TOTAL                            0

PLUS: 75% OF PROCEEDS OF NEW EQUITY ISSUANCE
MIN REQUIRED CALCULATED NET WORTH @                     120,000
ACTUAL STOCKHOLDERS EQUITY @

6.19 TOTAL INDEBTEDNESS/EBITDA (ROLLING 4 QUARTER)
ToTAL INDEBTEDNESS

CMLTD
LTD
LCs
TOTAL INDEBTEDNESS                                      #VALUE!

EBITDA
NET INCOME
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF NI @                                       #VALUE!

PLUS: DEPRECIATION & AMORTIZATION
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF D&A @                                      #VALUE!

PLUS: TAXES
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF TAXES @                                    #VALUE!

PLUS: INTEREST EXPENSE
Q3 1999
Q4 1999
Q1 2000
Q2 2000
LC Fees Paid
12 MONTHS OF INTEREST EXPENSE @                         #VALUE!
TOTAL EBITDA                                            #VALUE!
RATIO NOT TO EXCEED 2.5                                 #VALUE!

6.20 INTEREST COVERAGE EBIT (ROLLING 4 QTRS/INTEREST)
NET INCOME
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF NI @                                       #VALUE!

PLUS: TAXES
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF TAXES @                                          0

PLUS: INTEREST
Q3 1999
Q4 1999
Q1 2000
Q2 2000
12 MONTHS OF INTEREST @                                 #VALUE!
TOTAL EBIT                                              #VALUE!

RATIO OF EBIT/INTEREST                                  #VALUE!

                       SCHEDULE II TO COMPLIANCE CERTIFICATE

                               Rate Determination

                    SCHEDULE III TO COMPLIANCE CERTIFICATE

                           Reports and Deliveries

                                 EXHIBIT G

                       FORM OF ASSIGNMENT AGREEMENT

    This Assignment Agreement (this "Assignment Agreement") between ____ (the "Assignor") and ________ (the "Assignee") is dated as of_____, 20__. The parties hereto agree as follows:

    1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

    2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3(b) of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

    3. ADJUSTMENT DATE. The Adjustment Date of this Assignment Agreement (the "Adjustment Date") shall be the later of the date specified in Item 5 of
Schedule 1 and the date a Notice of Assignment substantially in the form of
Exhibit I attached hereto has been delivered to the Administrative Agent. Such Notice of Assignment must include any consents required to be delivered to the Administrative Agent by Section 12.3 of the Credit Agreement. In no event will the Adjustment Date occur if the payments required to be made by the Assignee to the Assignor on the Adjustment Date under Sections 4 and 5 hereof are not made on the proposed Adjustment Date. The Assignor will notify the Assignee of the proposed Adjustment Date no later than the Business Day prior to the proposed Adjustment Date. As of the Adjustment Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

    4. PAYMENTS OBLIGATIONS. On and after the Adjustment Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Adjustment Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Adjustment Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and
(ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Adjustment Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Adjustment Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Adjustment Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Adjustment Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Administrative Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Adjustment Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor. In the event that either part hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

    5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or fees for the period prior to the Adjustment Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder
if each interest rate was    of 1%  less than the interest rate paid by the
Borrower or if the fee was    of 1% less than the fee paid by the Borrower, as
applicable.  In addition, the Assignee agrees to pay    % of the recordation
fee required to be paid to the Administrative Agent in connection with this Assignment Agreement.

    6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

    7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statement requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agree that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and *[(vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

    8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

    9. SUBSEQUENT ASSIGNMENTS. After the Adjustment Date, the Assignee shall have the right pursuant to Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

    10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Adjustment Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment

    11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

    5. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                       [NAME OF ASSIGNOR]

                                       By:_____________________________

                                       Title:__________________________
							   __________________________
							   __________________________




                                       [NAME OF ASSIGNEE]

                                       By:_____________________________

                                       Title:__________________________
							   __________________________
							   __________________________

                                SCHEDULE 1

                         to Assignment Agreement


1.    Description and Date of Credit Agreement:

2.    Date of Assignment Agreement: __________, _______

3.    Amounts (as of Date of Item 2 above):

      a.    Aggregate Commitment under the
            Credit Agreement                        $_________

      b.    Assignee's percentage of the
            Aggregate Commitment purchase
            under the Assignment Agreement           __________%

4.    Assignee's Commitment purchased
      under the assignment Agreement:               $__________

5.    Proposed Adjustment Date:			    ___________


Accepted and Agreed:

[NAME OF ASSIGNOR]                            [NAME OF ASSIGNEE]

By:_________________________                  By:____________________
Title:______________________                  Title:_________________

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

            Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignee

                                    EXHIBIT I
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT

                                                      ________, 20__


To:         BANK ONE, NA

From:       [NAME OF ASSIGNOR] (the "Assignor")

            [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

    2. This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to Section 12.3 of the Credit Agreement.

    3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 20__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Adjustment Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Section 12.3 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Adjustment Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

    4. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Adjustment Date pursuant to
Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Adjustment Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

    5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Adjustment Date the processing fee of $3,000 required by
Section 12.3 of the Credit Agreement.

    6. If Notes are outstanding on the Adjustment Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

    7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

    8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

    9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

Accepted and Agreed:

NAME OF ASSIGNOR                              NAME OF ASSIGNEE

By:_________________________                  By:_____________________
Title:______________________                  Title:__________________


Accepted and Agreed:

ACKNOWLEDGED AND CONSENTED TO BY
BANK ONE, NA,
as Administrative Agent

By:___________________________
Title:________________________

                 [Attach photocopy of Schedule 1 to Assignment]

                               EXHIBIT H

                   FORM OF ADDITIONAL LENDER AGREEMENT

                       ADDITIONAL LENDER AGREEMENT

    THIS ADDITIONAL LENDER AGREEMENT (the "AL Agreement") is made and dated as of ________ ____, __ by ______________________________________________________
(the "Applicant Financial Institution"), BANK ONE, NA, as "Administrative Agent" under the Credit Agreement referred to in Recital A below (in such capacity, the "Administrative Agent"), and SYNCOR INTERNATIONAL CORPORATION (the "Borrower").

                                RECITALS

    A. The Applicant Financial Institution desires to become a "Lender" under that certain Credit Agreement dated as of October 17, 2000 (as amended, extended and restated from time to time, the "Agreement" and with capitalized terms not otherwise defined herein used with the same meaning as in the Agreement), by and among the Administrative Agent, the Lenders currently participating therein (the "Existing Lenders"), and the Borrower.

    B       The Applicant Financial Institution has been approved for
inclusion as a Lender under the terms of the Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                AGREEMENT

    1. The Applicant Financial Institution hereby acknowledges and agrees that from and after the Adjustment Date it will be a "Lender" under the Agreement and the other Loan Documents with all the rights and benefits and with all the obligations of the Existing Lenders thereunder.

    2. The Applicant Financial Institution hereby agrees to purchase on the Adjustment Date and to accept the assignment and transfer of a portion of the Obligations held by the Existing Lenders consistent with the Commitment Schedule delivered by the Administrative Agent effective as of the Adjustment Date, a copy of which is attached hereto.

    3. The Applicant Financial Institution: (a) confirms that it has received a copy of the Loan Documents, together with copies of any financial statements requested by the Applicant Financial Institution and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this AL Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof on the terms set forth therein, including, without limitation, the terms set forth in Article X of the Agreement entitled "The Administrative Agent," (d) agrees that on and after the Adjustment Date it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (e) agrees that its payment instructions and notice instructions are as set forth in Schedule I attached hereto.

    4. Notices shall be given under this AL Agreement in the manner set forth in the Agreement.

    5. The address of the Applicant Financial Institution for purposes of the Agreement shall be as set forth beneath its signature below.

    6. This AL Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

    7. This AL Agreement may be executed in counterparts and such counterparts together shall constitute one and the same agreement.

    8. This AL Agreement, when executed by each of the parties hereto shall constitute an amendment of the Agreement consistent with the Commitment Schedule referred to in Paragraph 2 above.

            EXECUTED as of the day and year first above written.

                        [Signature Page Following]

APPLICANT FINANCIAL   [______________________________]
INSTITUTION:


                                 By:_______________________
                                 Title:____________________
                                 Address:__________________
						     __________________
                                 Attn:_____________________


ADMINISTRATIVE AGENT:            BANK ONE, NA,



                                 By:_______________________
                                 Title:____________________


BORROWER:                        SYNCOR INTERNATIONAL
                                 CORPORATION


                                 By:_______________________
                                 Title:____________________

                          Exhibit 10.44

February 5, 2001

SYNCOR INTERNATIONAL CORPORATION
6464 Canoga Avenue
Woodland Hills, California 91367
Attention:  Tom Guttman, Controller


Ladies and Gentlemen:

     Bank One, NA (the "Lender") is pleased to establish a line of credit in favor of Syncor International Corporation, a Delaware corporation (the "Borrower"), in the amount of $25,000,000, which shall continue from the date hereof to but not including May 5, 2001 (the "Maturity Date") unless the line of credit is terminated on an earlier date as set forth below, on the following terms and conditions:

     1. Loans under this line of credit will be evidenced by an account maintained by the Lender in accordance with its usual practices on its books and records, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries maintained in such account shall be prima facie evidence of the existence and amount of the obligations therein recorded;
provided, however, that the failure of the Lender to maintain such account or any error therein shall not in any manner or to any extent affect the obligations of the Borrower to repay the loans and other obligations hereunder in accordance with the terms hereof.

     2.   The Borrower will pay interest on loans
outstanding hereunder, at the Borrower's option, at a fluctuating rate per annum (the "Alternate Base Rate") equal on any day to the higher of: (1) the corporate base rate of interest announced by the Lender from time to time, changing when and as the corporate base rate changes, and (2) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published for such day (or if such day is not a business day, the immediately preceding business day) by the Federal Reserve Bank of New York plus 1/2% per annum, said interest to be payable on the first day of each month and on the Maturity Date.

     3. Notwithstanding anything contained herein, any amounts due and payable hereunder, whether by acceleration or otherwise, not paid when due shall bear interest, at the option of the Lender, at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

     4. The Borrower will pay to the Lender the following fees:

          (a) A commitment fee of 0.30% per annum on the average daily unborrowed amount of this line of credit from and including the date of this letter until the line of credit expires or is terminated, such commitment fee to be payable on the last day of each month hereafter and on the Maturity Date; and

          (b) Reasonable fees and expenses of counsel the Lender incurred by the Lender in connection with the preparation, negotiation and execution of this letter and consummation of the transactions contemplated hereby and in connection with the administration and enforcement of the rights, powers and remedies of the Lender hereunder.

     5. Interest and fees will be computed on the basis of actual days elapsed on a 360-day year basis.

     6. The Borrower will use the proceeds of the loans hereunder for general working capital purposes. The Borrower will not use the proceeds of any of the loans hereunder, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect).

     7. If necessary, the Borrower will provide the Lender upon request with appropriate resolutions and incumbency certificates evidencing the due authorization, execution and delivery of this letter and performance by the Borrower of its obligations hereunder. Borrower hereby represents that its execution and delivery of this letter agreement is made pursuant to its Board of Directors' resolutions authorizing the Agreement (as defined in Paragraph 8 below), and that this letter agreement is made in contemplation of formally amending the Agreement to increase the revolving facility credit limit therein to accommodate the up to $25,000,000 to be borrowed under this letter agreement.

	8. The Borrower will perform, comply with and observe for the Lender's benefit the agreements set forth in the Credit Agreement dated as of October 17, 2000 by and among the Borrower, the lenders party thereto, The Bank of Nova Scotia, as Documentation Agent, and Bank One, NA, as Administrative Agent (as amended to the date hereof, the "Agreement"). For purposes hereof, the provisions of the Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Lender's benefit as in effect on the date hereof, whether or not the Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto. A Default under (and as defined in) the Agreement shall constitute an event of default hereunder which shall entitle the Lender to declare immediately due and payable all loans outstanding hereunder and all interest accrued thereon and to exercise any and all of the remedies available to the Lender at law, in equity or otherwise. The Borrower may not borrow under this line of credit if there exists any Default or Unmatured Default under (and as defined in) the Agreement or if the Borrower is unable to satisfy any conditions to lending set forth in the Agreement.

     9. The Lender shall have no obligation to make a loan hereunder (and all outstanding loans and accrued and unpaid interest, at the option of the Lender, may be declared immediately due and payable without notice) if: (a) there is any failure by the Borrower to pay principal, interest, fees, or other obligations when due under this letter or any other agreement or arrangement with the Lender, (b) there exists any default under, or any violation or failure to comply with any provision of, this letter, (c) there occurs any material adverse change in the condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the quarterly financial statements most recently delivered to the Lender prior to the date of this letter, (d) any litigation is pending or threatened against the Borrower or any Subsidiary which might have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (e) there is a default under any agreement governing indebtedness of the Borrower or any Subsidiary, including, without limitation, the Agreement, (f) any petition is filed by or against the Borrower or any Subsidiary under the Federal Bankruptcy Code or similar state law, or (g) the Borrower or any Subsidiary becomes insolvent, howsoever evidenced. "Subsidiary" means (1) any corporation if more than 50% of the outstanding securities having ordinary voting power owned or controlled, directly or indirectly, by the Borrower or by one or more of its Subsidiaries, or (2) any partnership, association, joint venture or similar business organization if more than 50% of the ownership interests having ordinary voting power are so owned or controlled. The Lender may require a certificate of compliance with these conditions from the Borrower's Chief Financial Officer or Controller as a condition to making any loan hereunder.

     10. The Lender may make assignments and sell participations in this line of credit and the loans made hereunder, and may disclose information pertaining to the Borrower to prospective assignees and participants. Any assignment will release the Lender of its funding obligation with respect to the amount assigned and may be made only with the Borrower's consent (which consent will not unreasonably be withheld).

     11. This line of credit shall be effective as of the date of this letter when the Borrower has signed and returned to the Lender a copy of this letter.

     12.  THIS LETTER AND THE NOTE SHALL BE GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING
EFFECT TO ITS CHOICE OF LAW RULES.  BOTH PARTIES HERETO
HEREBY WAIVE TRIAL BY JURY IN THE EVENT THIS LETTER OR THE
NOTE BECOMES THE SUBJECT OF A DISPUTE.

                              Very truly yours,

                              BANK ONE, NA



                              By:   /s/ Betty Francis-Samilton
	                        Name: Betty Francis-Samilton
                              Title: Customer Service Officer

Accepted and agreed:

SYNCOR INTERNATIONAL CORPORATION,
a Delaware corporation



By:    /s/ Michael E. Mikity
Title: Senior Vice President
Date:  2/28/2001

                           Exhibit 21

                    Subsidiaries of Registrant

                                          State of Country
Name of Subsidiary                        of Organization

Syncor Management Corporation             Delaware
Comprehensive Medical Imaging, Inc.       Delaware
Comprehensive Diagnostic Imanging, Inc.   Delaware
Syncor Overseas Ltd.                      British Virgin Islands

                           Exhibit 23

                 Independent Auditors' Consent


The Board of Directors
Syncor International Corporation


We consent to incorporation by reference in the registration statements (No. 33-7325, 33-39251, 33-57762, 33-52607, 333-18373, 333-18375,
333-18377, 333-39999, 333-40117, 333-62091, 333-62093, 333-68277,
333-78681, 333-45312 and 333-45310) on Form S-8 of Syncor International Corporation and subsidiaries of our report dated February 14, 2001, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which report appears in the December 31, 2000 annual report on Form 10-K of Syncor International Corporation.



/s/ KPMG LLP


Los Angeles, California
March 30, 2001